Exhibit 10.17

FIFTH AMENDMENT TO DEED OF LEASE

THIS FIFTH AMENDMENT TO DEED OF LEASE (this “Amendment”) is made as of this 23rd day of September, 2019, (the “Effective Date”), by and between QUANTICO BUILDINGS, LLC, a Delaware limited liability company (“Landlord”), and GLEN RESEARCH CORPORATION, a Virginia corporation (“Tenant”).

WITNESSETH:

WHEREAS, TransDulles Center, Inc., a Virginia corporation (“Original Landlord”) and Tenant entered into that certain Deed of Lease dated June 25, 1997, as amended by that certain First Amendment to Deed of Lease undated in August 1997 (the “Original Lease”); and

WHEREAS, Original Landlord assigned all of its interest in the Original Lease to Winkler-Southern Towers Limited Partnership, a Virginia limited partnership (“Winkler”), who subsequently entered into that certain Second Amendment to Deed of Lease dated January 17, 2004, with Tenant (the “Second Amendment”); and

WHEREAS, Winkler heretofore assigned all of its interest in the Original Lease, as amended by the Second Amendment, to Landlord; and Landlord and Tenant heretofore entered into that certain Third Amendment to Deed of Lease dated September 16, 2009 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Deed of Lease dated August 26, 2014 (the “Fourth Amendment”; the Original Lease, the Second Amendment, the Third Amendment and the Fourth Amendment being referred to herein as the “Lease”), pursuant to which Tenant leases approximately 21,526 rentable square feet of space (the “Premises”), being Suite 100 in the building (the “Building”) located at 22825 Davis Drive, Sterling, Virginia 20164, within that complex known as TransDulles Centre (the “Park”), which space is more particularly described in the Lease; and

WHEREAS, the Lease will expire by its terms on April 30, 2020, and Landlord and Tenant desire to amend the Lease to, among other things, extend the Term of the Lease upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by Landlord and Tenant 10 one another, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.        Incorporation of Recitals and Definitions. The above recitals are hereby incorporated into this Amendment as if fully set forth herein. All capitalized terms used herein but undefined shall have the meaning set forth in the Lease.

2.        Lease Term. Section 2(a) of the Lease, as amended, is hereby modified to provide that the current Term of the Lease is extended for a period of five (5) years (the “Fifth Amendment Extension Term”), commencing on May 1, 2020 (the “Extension Date”) and ending at 11:59 p.m. on April 30, 2025 (the “Expiration Date”).

3.        Base Rent. Section 3(a) of the Lease, as amended, is hereby modified to provide that, commencing as of the Extension Date and continuing through and including the Expiration Date, Tenant shall pay Base Rent to Landlord, without deduction, offset or abatement, and in accordance with all of the terms and conditions set forth in the Lease, in monthly rental installments, as follows:

Period	Period Base Rent	Monthly Base Rent
5/01/2020 – 4/30/2021	$268,213.92	$22,351.16
5/01/2021 – 4/30/2022	$276,260.40	$23,021.70
5/01/2022 – 4/30/2023	$284,548.20	$23,712.35
5/01/2023 – 4/30/2024	$293,084.64	$24,423.72
5/01/2024 – 4/30/2025	$301,877.16	$25,156.43

4.        Indemnity and Insurance: Waiver of Subrogation. Sections 20 and 21 of the Lease are hereby defeted in their entirety and replaced with the following:

20.     INDEMNITY AND INSURANCE.

(a)        Release. All of Tenant’s trade fixtures, merchandise, inventory, special fire protection equipment, telecommunication and computer equipment, supplemental air conditioning equipment, kitchen equipment and all other personal property in or about the Premises, the Building or the Common areas, which is deemed to include (the trade fixtures, merchandise, inventory and personal property of others located in or about the Premises or Common areas at the invitation, direction or acquiencence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as, “Tenant’s Property”) shall be and remain at Tenant’s sole risk. Landlord shall nor be liable to Tenant or to any other person for, and Tenant hereby releases Landlord (and its affiliates, properly managers and mortgages) from (a) any and all liability for theft or damage to Tenant’s Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Premises, the Building or the Common areas, except to the extent caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 20(a) shall limit (or be deemed to limit) the waivers contained in Section 21 below. In the event of any conflict between the provisions of Section 21 below and this Section 20(a), the provisions of Section 21 shall prevail. This Section 20(a) shall survive the expiration or earlier termination of this Lease.

(b)        Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors of all tiers harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant’s agents, employees, contractors, customers or invitees in or about the Premises, the Building or the Common areas, (b) arising out of or relating to any of Tenant’s Property, or (c) arising out of any other act or occurrence within the Premises, in all such cases except to the extent caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 20(b) shall limit (or be deemed to limit) the waivers contained in Section 21 below. In the event of any conflict between the provisions of Section 21 below and this Section 20(b), the provisions of Section 21 shall prevail. This Section 20(b) shall survive the expiration or earlier termination of this Lease.

(c)        Indemnification by Landlord. Landlord shall protect, defend, indemnity and hold Tenant, its agents, employees and contractors of all tiers harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorney’s fees and expenses or the trial and appellate levels) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors (excluding liabilities from which Landlord has been specifically released by the terms of this Lease). Nothing contained in this Section 20(c) shall limit (or be deemed to limit) the waivers contained in Section 21 below. In the event of any conflict between the provisions of Section 21 below and this Section 20(c), the provisions of Section 21 shall prevail. This Section 20(c) shall survive the expiration or earlier termination of this Lease.

(d)        Tenant’s Insurance.

(i)        During the Term of the Lease (and any period of early entry or occupancy or holding over by Tenant, if applicable). Tenant shall maintain the following types of insurance, in the amounts specified below:

(A)        Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering Tenant’s use of the Premises against claims for bodily injury or death or property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $3,000,000.00 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(B)        Property Insurance. Special Form Insurance in the amount of the full replacement cost of Tenant’s Property (including, without limitation, alterations or additions performed by Tenant pursuant hereto), which insurance shall waive coinsurance limitations.

(C)        Worker’s Compensation Insurance. Worker’s Compensation insurance in amounts required by applicable law; provided, if there is no statutory requirement for Tenant, Tenant shall still obtain Worker’s Compensation Insurance coverage.

(D)        Business Interruption Insurance. Business Interruption Insurance with limits not less than an amount equal to two (2) years rent hereunder.

(E)        Automobile Insurance. Comprehensive Automobile Liability Insurance insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles used exclusively for company purposes if any, with minimum limits of liability of $1,000,000 combined single limit, per accident.

(ii)        All insurance required to be carried by Tenant hereunder shall (A) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Premises is located and having an AM Best’s rating of A IX or better, and (B) provide that said insurer shall endeavor to provide thirty (30) days prior notice if coverage is materially charged, canceled or permitted to lapse. In addition, Tenant shall name (1) Landlord, (2) Duke Realty Limited Partnership, (3) Landlord’s managing agent, and (4) any mortgagee requested by Landlord, as additional insureds under its commercial general liability, excess and umbrella policies (but only to the extent of the limits required hereunder). On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy. Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, and that with the exception of Workers Compensation insurance, such insurance is primary and non-contributory Upon Tenant’s receipt of a request from Landlord, Tenant shall provide Landlord with copies of all insurance policies, including all endorsements, evidencing the coverages required hereunder. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or

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copies of insurance policies (if applicable). Landlord may obtain such insurance on Tenant’s behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types.

(e)        Landlord’s Insurance. During the Term of the Lease, Landlord shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):

(i)        Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering the Common areas against claims for bodily injury or death and property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $3,000,000.00, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(ii)        Property Insurance. Special Form Insurance in the amount of the full replacement cost of the Building, excluding Tenant’s Property and any other items required to be insured by Tenant pursuant to Section 20(d)(i)(B) above.

21.        WAIVER OF SUBROGATION. Notwithstanding anything contained in this Lease to the contrary, Landlord (and its affiliates, property managers and mortgagees) and Tenant (and its affiliates) hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Premises, its contents, or other portions of the Building or Common areas arising from any risk which is required to be insured against by Sections 20(d)(i)(B), 20(d)(i)(C) and 20(e)(ii) above. The special form property insurance policies and worker’s compensation insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

5.        Landlord Addresses. Section 29 of the Lease is hereby modified to provide that all notices, requests, approvals, and other communications required or permitted for Landlord shall be delivered to the following addresses:

Landlord:	Quantico Buildings, LLC c/o Duke Realty Corporation Attn: Washington D.C. Market, V.P. Leasing/Development 2900 South Quincy Road, Suite 310 Arlington, VA 22206

With Payments to.	Quantico Buildings, LLC c/o Duke Realty Corporation 75 Remittance Drive, Suite 1347 Chicago, IL 60675-1347

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6.         Option to Extend.

(a)        Previous Options. Tenant’s previous options to extend the Term of the Lease, including but not limited to the option set forth in Paragraph 7 of the Third Amendment, are hereby deleted in their entirety and shall be of no further force or effect.

(b)        Grant and Exercise of Option. Provided that (i) no Event of Default has occurred and is then continuing, (ii) the creditworthiness of Tenant has not materially declined relative to its creditworthiness as of the date hereof, and (iii) Tenant originally named herein or a Related Entity remains in possession of and has been continuously operating in the entire Premises throughout the Term of the Lease, Tenant shall have one (1) option to extend the Term of the Lease for one (1) additional period of five (5) years (the “Extension Term”). The Extension Term shall be upon the same terms and conditions contained in the Lease except (x) Tenant shall not have any further option to extend, (y) any improvement allowances or other concessions applicable to the Premises under the Lease shall not apply to the Extension Term, and (z) the Base Rent shall be adjusted as set forth herein (“Rent Adjustment”). Tenant shall exercise such option by delivering to Landlord, no later than two hundred seventy (270) days prior to the expiration of the current Term of the Lease, notice of Tenant’s desire to extend the Term of the Lease. Tenant’s failure to properly exercise such option shall be deemed a waiver of such option. If Tenant properly exercises its option to extend. Landlord and Tenant shall execute an amendment to the Lease prepared by Landlord (or, at Landlord’s option, a new lease on the form then in use for the Building prepared by Landlord) reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant’s exercise of its option to extend.

(c)        Rent Adjustment. The Base Rent for the Extension Term shall be an amount equal to one hundred three percent (103%) of the Base Rent for the period immediately preceding the applicable Extension Term for the first twelve (12) months of the applicable Extension Term, with an increase of three percent (3%) for each successive twelve (12) month period of the Extension Term. The monthly installments of Base Rent shall be an amount equal to one-twelfth (1/12) of the Base Rent for each year of the Extension Term and shall be paid at the same time and in the same manner as provided in this Lease.

7.         Right of First Offer. Tenant’s right of first offer set forth in Paragraph 8 of the Third Amendment is hereby deleted in its entirety and shall be of no further force or effect/

8.         Construction of Extension Improvements.

(a)        Landlord’s Obligations. Tenant accepts the Premises for the Term of the Lease, as extended hereby, in “AS IS” condition, without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect to any alterations or improvements except to construct and install within the Premises, in a good and workmanlike manner, the Extension Improvements (as hereinafter defined), in accordance with subsection (b) below.

(b)        Extension Allowance. Tenant shall have the right, to be exercised (if at all) between September 1, 2019 and December 31, 2020, to request in writing that Landlord construct and install various leasehold improvements within the Premises (the “Extension Improvements”). If Tenant fails to exercise such right as aforesaid and hereinafter provided, Tenant shall be deemed to have waived its rights pursuant to this Section 8. In the event Tenant exercises such right as aforesaid, the Extension Improvements shall be approved by Landlord and performed in accordance with the Alterations provisions defined in Section 14(b) - (d) of the Lease, except as otherwise expressly set forth herein. Provided the Extension Improvements requested by Tenant are reasonably acceptable to Landlord. Landlord, and not contractors or subcontractors selected by Tenant shall construct and install the Extension Improvements with reasonable speed and diligence. If the cost to construct and install the Extension Improvements exceeds

One Hundred Seven Thousand Six Hundred Thirty and No/100 Dollars ($107,630.00) (the “Extension Allowance”), Tenant shall deliver such excess to Landlord within thirty (30) days following substantial completion of the Extension Improvements and Landlord’s written demand thereof. Tenant at Tenant’s option, shall have the right to apply up to Fifty-Three Thousand Eight Hundred Fifteen and No/100 ($53,815.00) of the Extension Allowance against the cost of Tenant’s furnishings, fixtures and equipment for use at the Premises. Any portion of the Extension Allowance remaining as of December 31, 2020 shall be the property of Landlord. Tenant agrees that the construction and installation of the Extension Improvements at the Premises shall be performed by a subsidiary or affiliate of Landlord, that such subsidiary or affiliate shall receive a fee as Landlord’s general contractor in the amount of five and one-half percent (5.5%) of the total soft and hard costs to construct and install the Extension Improvements, and that such fee shall be applied against the Extension Allowance. It is hereby agreed that the scope of possible Extension Improvements attached as Exhibit B hereto, and made a part hereof are reasonable and approved by Landlord; provided, however, that Tenant acknowledges and agrees that the prices contained in said scope are merely estimates, and Landlord shall reprice the scope at such time as Tenant exercises its right to have Landlord construct and install the Extension Improvements.

(c)        Cooperation. Tenant acknowledges and agrees that it will use reasonable efforts to cooperate with Landlord in connection with Landlord’s construction and installation of the Extension Improvements and Landlord’s entry into the Leased Premises pursuant thereto. Notwithstanding the foregoing, while constructing and installing the Extension Improvements, Landlord shall use reasonable efforts not to interfere with Tenant’s business operations at the Leased Premises.

(d)        Letter of Understanding. Promptly following substantial completion of the Extension Improvements. Tenant shall execute Landlord’s Letter of Understanding in substantially the form attached hereto as Exhibit A and made a part hereof, acknowledging Tenant’s acceptance of the Extension Improvements.

9.        Ratification. Except as otherwise expressly modified by the terms of this Amendment, the Lease remains unchanged and shall continue in full force and effect. All terms, covenants, and conditions of the Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect and, as further amended hereby, constitute valid and binding obligations of Tenant enforceable according to the terms thereof. In case of conflict between the Lease and this Amendment, the terms of this Amendment shall control.

10.      Tenant’s Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized and if such state is not the state in which the Premises are located, that it is authorized to do business in such state; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord’s request, shall provide Landlord with evidence of such authority.

11.      Entire Agreement. Tenant acknowledges that neither Landlord nor any broker, agent, or employee of Landlord has made any representation or promise with respect to the Premises, the Building or the land on which the Building is situated except as expressly set forth herein, and no right is being acquired by Tenant except as expressly set forth herein. The Lease (as amended by this Amendment) contains the entire agreement of the parties and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties and discussions between the parties. The Lease (as amended by this Amendment) may not be changed in any manner, except by an instrument in writing signed by both parties hereto.

12.      Binding Effect. All of the covenants contained in this Amendment, including, but not limited to, all covenants of the Lease as modified hereby, shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives and permitted successors and assigns.

13.      Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

14.      Effectiveness. The submission of this Amendment shall not constitute an offer, and this Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto.

15.      Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same Amendment.

16.      Headings. Headings are used for convenience only and shall not be considered when construing the Lease or this Amendment.

17.      Broker. Landlord and Tenant each represents and warrants to the other that, except for Colliers International DC LLC representing Tenant, whose commission shall be paid by Landlord pursuant to a separate agreement, neither party has engaged or had any conversations or negotiations with any broker, finder or other third party concerning the matters set forth in this Amendment who would be entitled to any commission or fee based on the execution of this Amendment. Landlord and Tenant each hereby indemnifies the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of the Lease for any reason.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed under seal and delivered as of the day and year first above written.

LANDLORD:

QUANTICO BUILDINGS, LLC, a Delaware limited liability company

By: Quantico Real Estate LLC, a Delaware limited liability company, its sole member

By: Duke Realty Limited Partnership, an Indiana limited partnership, its administrator

By:	Duke Realty Corporation, an
Indiana corporation, its sole general partner

By: /s/ [ILLEGIBLE]
Name: [ILLEGIBLE]
Title: SVP

GLEN RESEARCH CORPORATlON, a Virginia
corporation

By: /s/ Kevin M. Herde
Name: Kevin M. Herde
Title: CFO

Attest: /s/ Carl Hull
Name: Carl Hull
Title: CEO

FOURTH AMENDMENT TO DEED OF LEASE

THIS FOURTH AMENDMENT TO DEED OF LEASE (this “Amendment”) is made as of this 26 day of August 2014, (the “Effective Date”), by and between QUANTICO BUILDINGS, LLC, a Delaware limited liability company (“Landlord”), and GLEN RESEARCH CORPORATION, a Virginia corporation (“Tenant”).

WITNESSETH:

WHEREAS, TransDulles Center, Inc., a Virginia corporation (“Original Landlord”) and Tenant entered into that certain Deed of Lease dated June 25, 1997, as amended by that certain First Amendment to Deed of Lease undated in August 1997 (the “Original Lease”); and

WHEREAS, Original Landlord assigned all of its interest in the Original Lease to Winkler-Southern Towers Limited Partnership, a Virginia limited partnership (“Winkler”), who subsequently entered into that certain Second Amendment to Deed of Lease dated January 27, 2004, with Tenant (the “Second Amendment”); and

WHEREAS, Winkler heretofore assigned all of its interest in the Original Lease, as amended by the Second Amendment, to Landlord and Tenant heretofore entered into that certain Third Amendment to Deed of Lease dated September 16, 2009 (the “Third Amendment”, the Third Amendment together with the Original Lease and the Second Amendment, being referred to herein as the “Lease”); pursuant to the Lease, Tenant leases approximately 21.526 rentable square feet of space (the “Premises”), being Suite 100 in the building (the “Building”) located at 22825 Davis Drive, Sterling, Virginia 20164, within that complex known as TransDulles Centre (the “Park”), which space is more particularly described in the Lease; and

WHEREAS, the Lease will expire by its terms on February 28, 2015, and Landlord and Tenant desire to amend the Lease to, among other things, extend the Term of the Lease upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by Landlord and Tenant to one another, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.            Incorporation of Recitals and Definitions. The above recitals are hereby incorporated into this Amendment as if fully set forth herein. All capitalized terms used herein but undefined shall have the meaning set forth in the Lease.

2.            Lease Term. Section 2(a) of the Lease, as amended, is hereby modified to provide that the current Term of the Lease is extended for a period of five (5) years and two (2) months (the “Fourth Amendment Extension Term”), commencing on March 1, 2015 (the “Extension Date”) and ending at 11:59 p.m. on April 30, 2020 (the “Expiration Date”).

3.            Base Rent. Section 3(a) of the Lease, as amended, is hereby modified to provide that, commencing as of the Extension Date and continuing through and including the Expiration Date, Tenant shall pay Base Rent to Landlord, without deduction, offset or abatement, and in accordance with all of the terms and conditions set forth in the Lease, in monthly rental installments, as follows:

Period	Period Base Rent	Monthly Base Rent
3/1/2015 — 3/31/2015	$ 0.00	$ 0.00

4/1/2015 — 12/31/2015	$ 173,553.39	$19,283.71
1/1/2016 — 1 /31/2016	$ 0.00	$ 0.00
2/1/2016 — 2/29/2016	$ 19,283.71	$19,283.71
3/1/2016 — 2/28/2017	$ 238,346.64	$19,862.22
3/1/2017 — 2/28/2018	$ 245,497.08	$20,458.09
3/1/2018 — 2/28/2019	$ 252,861.96	$21,071.83
3/1/2019 — 2/29/2020	$ 260,447.76	$21,703.98
3/1/2020 — 4/30/2020	$ 44,710.20	$22,355.10

4.            Option to Extend. Paragraph 7 of the Third Amendment is unaffected hereby and shall remain in full force and effect during the Fourth Amendment Extension Term.

5.             Construction of Extension Improvements.

(a)            Landlord’s Obligations. Promptly following the Effective Date, Landlord shall, at Landlord’s sole cost and expense, construct and install certain leasehold improvements within the Premises based on the scope of work attached hereto as Exhibit A and made a part hereof (the “Extension Improvements”). Tenant acknowledges and agrees that, except as expressly set forth, herein, Tenant is accepting possession of the Premises for the extension term in “AS-IS” condition and except as expressly provided herein, there are no additional months of free rent, moving allowances, tenant improvement allowances or other financial concessions applicable to the Fourth Amendment Extension Term.

(b)            Cooperation. Tenant acknowledges and agrees that it will use reasonable efforts to cooperate with Landlord in connection with Landlord’s construction and installation of the Extension Improvements and Landlord’s entry into the Premises pursuant thereto notwithstanding the foregoing, while constructing and installing the Extension Improvements, Landlord shall use reasonable efforts not to interfere, with Tenant’s business, operations at the Premises.

(c)            Letter of Understanding. Promptly following Landlord’s substantial completion of the Extension improvements, Tenant shall execute Landlord’s Letter of Understanding in substantially the form attached hereto Exhibit B and made a part hereof, acknowledging among other things, that Tenant has accepted the Extension Improvements.

6.            Ratification. Except as otherwise expressly modified by the terms of this Amendment, the Lease remains unchanged and shall continue in full force and effect. All terms, covenants, and conditions of the Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect and, as further amended hereby, constitute valid and binding obligations of Tenant enforceable according to the terms thereof. In case of conflict between the Lease and this Amendment, the terms of this Amendment shall control.

7.            Tenant’s Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized and if such state is not the state in which the Premises are located, that it is authorized to do business in such state; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord’s request, shall provide Landlord with evidence of such authority.

8.            Entire Agreement. Tenant acknowledges that neither Landlord nor any broker, agent, or employee of Landlord has made any representation or promise with respect to the Premises, the Building or the land on which the Building is situated expect as expressly set forth herein, and no right is being acquired by Tenant except as expressly set forth herein. The Lease (as amended by this Amendment) contains the entire agreement of the parties and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties and discussions between the parties. The Lease (as amended by this Amendment) may not be changed in any manner, except by an instrument in writing signed by both parties hereto.

9. Binding Effect. All of the covenants contained in this Amendment, including, but not limited to, all covenants of the Lease as modified hereby, shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives and permitted successors and assigns.

10. Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

11. Effectiveness. The submission of this Amendment shall not constitute an offer, and this Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto.

12. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an Original, but all of which shall constitute one and the same Amendment.

13. Headings. Headings are used for convenience only and shall not be considered when construing the Lease or this Amendment.

14. Broker. Landlord and Tenant each represents and warrants to the other that, except for Serten Advisors, LLC representing Tenant, whose commission shall be paid by Landlord pursuant to a separate agreement, neither party has engaged or had any conversation, or negotiations with any broker, finder or other third party concerning the matters set forth in this Amendment who would be entitled to any commission or fee based on the execution of this Amendment. Landlord and Tenant each hereby indemnifies the other against and from any claims for any brokerage commission and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of the Lease for any reason.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed under seal and delivered as of the day and year first above written.

LANDLORD:

QUANTICO BUILDINGS, LLC, a Delaware limited liability company

By: Quantico Real Estate LLC, a Delaware limited liability company, its sole member

By: Duke Realty Limited Partnership, an Indiana limited partnership, its administrator

By:	Duke Realty Corporation, an
Indiana corporation, its sole general partner

By: [ILLEGIBLE]
Name: [ILLEGIBLE]
Title: SVP

TENANT:

GLEN RESEARCH CORPORATlON, a Virginia
corporation

By: [ILLEGIBLE]
Name: [ILLEGIBLE]
Title: PRESIDENT

Attest: [ILLEGIBLE]
Name: [ILLEGIBLE]
Title: Quality Compliance Manager

THIRD AMENDMENT TO DEED OF LEASE

THIS THIRD AMENDMENT TO DEED OF LEASE (this “Amendment”) is made as of this 16th day of September, 2009, with an effective date of September 1, 2009 (the “Effective Date”), by and between QUANTICO BUILDINGS, LLC, a Delaware limited liability company (“Landlord”), and GLEN RESEARCH CORPORATION, a Virginia corporation (“Tenant”).

WITNESSETH:

WHEREAS, TransDulles Center, Inc., a Virginia corporation (“Original Landlord”), as predecessor in interest to Winkler-Southern Towers Limited Partnership, a Virginia limited partnership (“Winkler”), as predecessor in interest to Landlord, and Tenant entered into that certain Deed of Lease dated June 25, 1997, as amended by that certain First Amendment to Deed of Lease undated in August 1997, and as further amended by that certain Second Amendment to Deed of Lease, (the “Second Amendment”) dated January 27, 2004 (as so amended, the “Lease”), pursuant to which Tenant leases approximately 21,526 rentable square feet of space (the “Premises”), being suite 100 in the building (the “Building”) located at 22825 Davis Drive, Sterling, Virginia 20164, within that complex known as TransDulles Centre (the “Park”), which space is more particularly described in the Lease; and

WHEREAS, Quantico Buildings, LLC, which succeeded to the interest of Winkler, which succeeded to the interest of Original Landlord, is the Landlord under the Lease with respect to the Premises; and

WHEREAS, the Lease will expire by its terms on December 31, 2009, and Landlord and Tenant desire to enter into this Amendment in order to amend the Lease and extend the Term of the Lease, upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by Landlord and Tenant to one another, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.    Incorporation of Recitals and Definitions. The above recitals are hereby incorporated into this Amendment as if fully set forth herein. All capitalized terms used herein but undefined shall have the meaning set forth in the Lease.

2.    Lease Term. Section 2(a) of the Lease, as amended by the Second Amendment, is hereby modified to provide that the current Term of the Lease is extended for a period of five (5) years and two (2) months, commencing on January 1, 2010, and ending at 11:59 p.m. on February 28, 2015 (the “Expiration Date”).

3.    Base Rent.

(a)    Section 3(a) of the Lease, as amended by the Second Amendment, is hereby modified to provide that, commencing as of September 1, 2009, and continuing through and including the Expiration Date, Tenant shall pay Base Rent to Landlord, without deduction, offset or abatement, and in accordance with all of the terms and conditions set forth in the Lease, in monthly rental installments, as follows:

Period	Period Base Rent	Monthly Base Rent
9/1/2009 – 12/31/2009	$73,547.16 *	$18,386.79
1/1/2010 – 1/31/2010	$ 0.00 *	$ 0.00

2/1/2010 – 8/31/2010	$128,707.53	*	$18,386.79
9/1/2010 – 12/31/2010	$75,569.72	*	$18,892.43
1/1/2011 – 1/31/2011	$0.00	*	$0.00
2/1/2011 – 8/31/2011	$132,247.01	*	$18,892.43
9/1/2011 – 8/31/2012	$232,943.64		$19,411.97
9/1/2012 – 8/31/2013	$239,349.60		$19,945.80
9/1/2013 – 8/31/2014	$245,931.72		$20,494.31
9/1/2014 – 2/28/2015	$126,347.40	*	$21,057.90

*

The amount shown is the actual Base Rent due and payable for the period; the per annum amount for the 12-month period of 9/1/2009 – 8/31/2010 is $220,641.48, and the per annum amount for the 12-month period of 9/1/2010 – 8/31/2011 is $226,709.16. The final period of 9/1/2014 – 2/28/2015 is only six (6) months.

(b)    Section 3(c) of the Lease is hereby deleted in its entirety and is of no further force or effect.

4.    Landlord Addresses. Section 29 of the Lease is hereby modified to provide that all notices, requests, approvals, and other communications required or permitted for Landlord shall be delivered to the following addresses:

Landlord:	Quantico Buildings, LLC
c/o Duke Realty Corporation
Attn.: V.P., Asset Mgmt. & Customer Service
4900 Seminary Road, Suite 900
Alexandria, VA 22311

With	Quantico Buildings, LLC
Payments to:	c/o Duke Realty Corporation
75 Remittance Drive, Suite 1347
Chicago, IL 60675-1347

5.    Maintenance and Repairs. The following new Section 14(e) is hereby inserted into the Lease immediately after Section 14(d):

“(e) Commencing as of the Effective Date and for the remainder of the Term of the Lease, Landlord, as its expense, shall be responsible for the maintenance and repair of the four (4) heating, ventilation and air-conditioning units located on the rooftop of the Building and the twenty-eight (28) VAV boxes serving the Premises (the “HVAC” Equipment”), in accordance with manufacturer recommendations and customary maintenance contract specifications, including all repairs and/or replacements thereto if necessary. In the event that (i) Landlord fails to inspect the HVAC Equipment within twenty-four (24) hours after notice from Tenant to Landlord that the HVAC Equipment is not operating at a reasonable level of performance for the Premises as configured and used on the Effective Date, or (ii) following such inspection, Landlord fails to cure or commence to cure any required repair to the HVAC Equipment within forty-eight (48) hours after such inspection of the HVAC Equipment, Tenant may undertake all reasonable action to cure Landlord’s failure to cure any required repair to the HVAC Equipment. If Tenant elects to perform such repair to the HVAC Equipment, Tenant shall, prior to commencement of said work, provide to Landlord a specific description of the work to be performed by Tenant and the name of Tenant’s contractor. Any materials used shall be of equal or better quality than currently exists in the Building, and Tenant’s contractor shall be adequately insured and of good reputation.

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Landlord agrees to reimburse Tenant on demand for all reasonable, third party out-of-pocket expenses incurred by Tenant in connection therewith, provided that Tenant delivers to Landlord adequate bills or other supporting evidence substantiating said cost. In the event that any component of the HVAC Equipment fails to operate at a reasonable level of performance for the Premises as configured and used on the Effective Date more than three (3) times in any twelve (12) consecutive month period, then Tenant shall have the right, at Tenant’s expense, to have a qualified HVAC engineer, licensed to do business in Virginia, inspect the HVAC Equipment and provide recommendations to Landlord for correction. In the event that such recommendation is to replace any component of the HVAC Equipment, then the Landlord may or may not make such replacement; provided, however, that (i) Landlord shall use commercially reasonable efforts to repair such component of HVAC Equipment such that it operates as intended by the manufacturer, and (ii) if such component of the HVAC Equipment is not replaced and such failure occurs again within a six (6) month period, then Landlord shall replace the required components of the HVAC Equipment with new parts of similar or better quality to the original HVAC Equipment.

6.    Tenant Improvements.

(a)    Landlord’s Obligations. Tenant is accepting possession of the Premises for the Term of the Lease as extended hereby in “AS IS” condition without representation or warranty by Landlord of any kind except as otherwise expressly set forth in the Lease, and with the understanding that Landlord shall have no responsibility with respect to the construction of any interior improvements within the Premises, except to perform certain work (the “Tenant Improvements”), in a good and workmanlike manner, and in accordance with all applicable laws, ordinances, regulations and building codes and the terms of this Paragraph 6. Except as expressly provided in this Amendment, no free rent, moving allowances, tenant improvement allowances or other financial concessions contained in the Lease shall apply to the Term of the Lease as extended hereby. Landlord shall use commercially reasonable speed and diligence to Substantially Complete (as defined below) the Tenant Improvements on or before January 15, 2010, subject to Tenant Delay (as defined below).

(b)    Construction Drawings. Promptly following the date hereof, Landlord shall prepare and submit to Tenant, at Landlord’s expense, a set of construction drawings (the “CD’s”) covering all work to be performed by Landlord in constructing and installing the Tenant Improvement, which shall be based on the scope of work attached as Exhibit A hereto (the “Scope of Work”) and the space plan attached as Exhibit B hereto (the “Space Plan”). Tenant shall have ten (10) days after receipt of the CD’s in which to review the CD’s and to give to Landlord written notice of Tenant’s approval of the CD’s or its requested changes to the CD’s. Any changes to the CD’s requested by Tenant shall not materially alter the exterior appearance or basic nature of the Building or the Building systems. If Tenant fails to approve or request changes to the CD’s within ten (10) days after its receipt thereof, Tenant shall be deemed to have approved the CDs, and the same shall thereupon be final. If Tenant requests any changes to the CD’s, Landlord shall provide Tenant with a breakdown of the cost of said changes, including the cost, if any, to revise the CD’s. Tenant shall have ten (10) days to approve or disapprove the changes and associated costs. If Tenant approves the changes and associated costs, Landlord shall make said changes and shall, within ten (10) days of its receipt of such request, submit the revised portion of the CD’s to Tenant. Within five (5) days of receipt Tenant shall either approve the CD’s and the revised portion thereof or advise of any final comments to the revised portions. Notwithstanding anything set forth in this Amendment to the contrary, such approved changes and costs shall be deemed a Change Order (as defined below) and Tenant shall pay to Landlord the cost of such approved changes in accordance with (d) below. Tenant may not thereafter disapprove the revised portions of the CD’s unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the CD’s, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant.

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Tenant shall at all times in its review of the CD’s, and of any revisions thereto, act reasonably and in good faith. Without limiting the foregoing, Tenant agrees to confirm Tenant’s consent to the CD’s as finalized pursuant to this subparagraph (b) in writing within five (5) days following Landlord’s written request therefor. Landlord shall be responsible for submitting the final CD’s to the applicable governmental authority for a building permit, if required, and, in the event that said authority requires any changes to the CD’s as a result of Tenant’s changes to the Scope of Work and the Space Plan, Tenant shall be responsible for the increased costs.

(c)    Schedule. Landlord shall provide Tenant with a proposed schedule for the completion of the Tenant Improvements and shall notify Tenant of any material changes to said schedule. Landlord and Tenant acknowledge and agree that (i) Tenant shall be conducting business within the Premises during Landlord’s completion of the Tenant Improvements, (ii) Tenant will use reasonable efforts to cooperate with Landlord in connection with its completion of the Tenant Improvements, and (iii) except for Landlord’s gross negligence or willful misconduct, Landlord will have no liability for its entry into the Premises pursuant thereto. Notwithstanding the foregoing, while completing the Tenant Improvements, Landlord shall use reasonable efforts not to interfere with Tenant’s business operations at the Premises, and shall perform work on the Tenant Improvements after normal business hours unless otherwise agreed by Tenant.

(d)    Change Orders. After the CD’s have been finalized pursuant to subparagraph (b) above, Tenant shall have the right to request changes to the CD’s at any time following the date hereof by way of written change order (each, a “Change Order”, and collectively, “Change Orders”). Provided such Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the “Change Order Memorandum of Agreement”). Said cost shall include a fee equal to ten percent (10%) payable to Landlord (or its subsidiary or affiliate) as general contractor, and any applicable architectural and engineering fees. Tenant shall, within five (5) days following Tenant’s receipt of the Change Order Memorandum of Agreement, either (a) execute and return the Change Order Memorandum of Agreement to Landlord, or (b) retract its request for the Change Order. If the cost to construct the Tenant Improvements will increase as a result of a Change Order, as set forth in the Change Order Memorandum of Agreement (an “Increase”), Tenant shall pay to Landlord (or Landlord’s designee), (i) fifty percent (50%) of such Increase within ten (10) days following execution of the Change Order Memorandum of Agreement, and (ii) the remaining fifty percent (50%) of such Increase within ten (10) days following Substantial Completion of the Tenant Improvements. Landlord shall not be obligated to commence any work set forth in a Change Order until such time as tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord for said Change Order in accordance with the terms outline above.

(e)    Definitions. For purposes of this Amendment, (i) “Substantial Completion” (or any grammatical variation thereof) shall mean completion of construction of the Tenant Improvements, subject only to punchlist items (the completion of which does not materially affect Tenant’s use and occupancy of the Leased Premises) to be identified by Landlord and Tenant in a joint inspection of the Leased premises, and (ii) “Tenant Delay” shall mean any delay in the completion of the Tenant Improvements attributable to Tenant, including, without limitation, (A) Tenants’s failure to meet any time deadlines specified herein, (B) Change Orders, (C) the performance of any other work in the Leased Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work, or (D) any other act or omission of Tenant that actually causes a delay.

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7.     Option to Extend.

(a)     Paragraph 8 of the Second Amendment is hereby deleted in its entirety and is of no further force or effect.

(b)     Provided that (i) no Event of Default has occurred and is then continuing, (ii) the creditworthiness of Tenant has not materially declined relative to its creditworthiness as of the date hereof, and (iii) Tenant originally named herein (or a Related Entity, as defined in Section 12(f) of the Lease) remains in possession of the Premises, Tenant shall have one (1) option to extend the Term of the Lease for one (1) additional period of five (5) years (the “Extension Term”). The Extension Term shall be upon the same terms and conditions contained in the Lease, except (x) Tenant shall not have any further option to extend, (y) any improvement allowances or other concessions applicable to the Premises under this Lease shall not apply to the Extension Term, and (z) the Base Rent shall be adjusted as sets forth herein (“Rent Adjustment”). Tenant shall exercise such option by delivering to Landlord, no later than two hundred seventy (270) days prior to the expiration of the Term of the Lease, written notice of Tenant’s desire to extend the Term of the Lease. Tenant’s failure to properly exercise such option shall be deemed a waiver of such option. If Tenant properly exercised its option to extend, Landlord, shall notify Tenant of the Rent Adjustment no later than two hundred ten (210) days prior to the commencement of Landlord a written objection thereto within ten (10) business days after receipt thereof. If Tenant properly exercise its option to extend, Landlord shall provide and Tenant shall execute an amendment to this Lease reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant’s acceptance (or deemed acceptance) of the Rent Adjustment.

(c)     The Base Rent as adjusted for the Extension Term shall be an amount equal to the Base Rent (plus any improvement allowances or other concessions) then being paid by tenants under leases signed in the immediately preceding six (6) month period for space in the Building or other similar buildings within five (5) miles of the Building, of comparable size and quality and with similar or equivalent improvements as are found in the Building (taking into consideration concessions such as rental waivers, abatement, improvement allowances and lease assumptions granted to such tenants if not included in Landlord’s calculation of the Rent Adjustment), provided, however, that if Tenant delivers to Landlord a written objection to Landlord’s proposed Rent Adjustment within thirty (30) days after Tenant’s receipt of Landlord’s proposed Rent Adjustment, and the parties cannot agree on a Base Rent for the Extension Term within thirty (30) days after Tenant’s written objection, then Tenant may retract its exercise of its option to extend, or Tenant may choose arbitration to determine the Rent Adjustment. If Tenant chooses arbitration, Tenant shall give Landlord written notice of its desire to seek arbitration within five (5) days after expiration of such thirty (30) day period (“Arbitration Notice”). Within Ten (10) days after Tenant provides Landlord with its Arbitration Notice, the parties shall each appoint an appraiser to determine the Base Rent as adjusted for the Extension Term for the Leased Premises. Each appraiser so selected shall be an MAI appraiser having at least ten (10) years prior experience in the appraisal of comparable space in the metropolitan area in which the Leased Premises are located, and with a working knowledge of current rental rates and practices. If the two appraisers cannot agree upon the Base Rent as adjusted for the Extension Term for the Leased Premises within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the above criteria. Once the third appraiser has been selected as provided for above, then such third appraiser shall, within ten (10) days after appointment, make its determinations of the Base Rent as adjusted for the Extension Term. The average of the two closest determination of the Base Rent as adjusted for the Extension Term shall be used as the Base Rent for the applicable Extension Term and shall be binding on both Landlord and Tenant. Landlord and Tenant shall each bear the cost of its appraiser and shall share the cost of the third. If Tenant fails to provide the Arbitration Notice as provided above, then Tenant’s exercise of its option to extend shall be deemed retracted. The monthly rental installments shall be an amount equal to one-twelfth (1/12) of the Base Rent as adjusted for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

8.     Right of First Offer.

(a)     Landlord and Tenant acknowledge and agree that the expansion option set forth in Paragraph 7 of the Second Amendment has expired by its terms and is of no further force or effect. Accordingly, said Paragraph 7 of the Second Amendment is hereby deleted in its entirety.

(b)     Provided that (i) no Event of Default has occurred and is then continuing, (ii) the creditworthiness of Tenant has not materially declined relative to its creditworthiness as of the date hereof, and (iii) Tenant originally named herein (or a Related Entity, as defined in Section 12(f) of the Lease) remains in possession of the Premises, and subject to Landlord’s right to renew or extend the lease term of any other tenant (including the Replacement Tenant, as defined below) with respect to the portion of the Offer Space (as defined herein) now or hereafter leased by such other tenant, Landlord shall, before entering into a lease with a third party for that space in the Building located contiguous to the Premises, known as Suite 120 and consisting 7,904 rentable square feet, as shown on Exhibit C attached hereto (the “Offer Space”), notify Tenant in writing of the availability of the Offer Space for leasing and setting forth the terms and conditions upon which Landlord is willing to lease the Offer Space to Tenant (“Landlord’s Notice”). Tenant shall have seven (7) business days from its receipt of Landlord’s Notice to deliver to Landlord a written notice agreeing to lease the Offer Space on the terms and conditions contained in Landlord’s Notice (“Tenant’s Acceptance”). In the event that Tenant declines to exercise its right of first offer or Tenant fails to deliver Tenant’s Acceptance to Landlord within said seven (7)-business day period, such failure shall be conclusively deemed a rejection of the Offer Space and a waiver by Tenant of this right of first offer, whereupon, except as provided in subsection (e) below, Tenant shall be deemed to have waived its rights with respect to the Offer Space and Landlord shall be free to lease the Offer Space to a third party. Tenant acknowledges and agrees that Landlord has previously notified Tenant of a pending transaction that would terminate the lease with the tenant currently occupying the Offer Space and that Landlord currently is negotiating with a replacement tenant to lease the Offer Space (“Replacement Tenant”). Tenant has informed Landlord that; as of the date hereof, Tenant has declined to lease the Offer Space.

(c)     The Base Rent for the Offer Space shall be an amount equal to the Base Rent (plus ay improvement allowances or other concessions) then being quoted to prospective tenants for space in the vicinity of comparable size and quality and with similar or equivalent improvements as are found in the Building. The term for the Offer Space shall be co-terminous with the then-current term (the “Current Term”) for the then-existing Premises (the “Existing Premises”); provided, however, that the minimum term for the Offer Space shall be three (3) years and the Current Term for the Existing Premises shall be extended as provided above, the Base Rent for such period added to the Current Term shall be the same rental rate per square foot (including periodic escalations) then in effect for the Offer Space.

(d)     If Tenant properly exercises its right of first offer, Landlord and Tenant shall enter into an amendment to the Lease adding the Offer Space to the Premises upon the Terms and conditions set forth herein and making such other modifications to the Lease as are appropriate under the circumstances. If Tenant shall fail to enter into such amendment within ten (10) days following Tenant’s Acceptance and receipt of such amendment to the Lease, then Landlord may terminate this right of first offer by notifying Tenant in writing, in which event Tenant shall have no further rights with respect to the Offer Space and Landlord shall be free to lease the Offer Space to a third party.

(e)     In the event that (i) Tenant declines the offer set forth in Landlord’s Notice or fails to exercise its right of first offer, and (ii) within the ninety (90) day period following Tenant’s receipt of Landlord’s Notice, Landlord receives an arms-length offer to lease the Offer Space that Landlord is willing to accept from a bona fide third party on monetary terms that are ten percent (10%) or more favorable than the monetary terms in Landlord’s Notice, then Landlord shall be required to present to Tenant a modified Landlord’s Notice matching such terms, pursuant to this right of first offer, in the same manner that the original Landlord’s Notice was submitted to Tenant, and Tenant shall have the same rights and obligations thereafter (with the exception of this subparagraph (e)) with respect to the Offer Space; provided, however, that (A) the seven (7) business day period referenced in subparagraph (b) shall be revised to five (5) business days, and (B) the ten (10) day period referenced in subparagraph (d) above shall be revised to seven (7) days.

9.     Ratification. Except as otherwise expressly modified by the terms of this Amendment, the Lease remains unchanged and shall continue in full force and effect. All terms, covenants, and conditions of the Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as further amended hereby, constitute valid and binding obligations of Tenant enforceable according to the terms thereof. In case of conflict between the Lease and this Amendment, the terms of this Amendment shall control.

10.     Tenant’s Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized and if such state is not the state in which the Premises are located, that it is authorized to do business in such state; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord’s request, shall provide Landlord with evidence of such authority.

11.     Entire Agreement. Tenant acknowledges that neither Landlord nor any broker, agent, or employee of Landlord has made any representation or promise with respect to the Premises, the Building or the land on which the Building is situated except as expressly set forth herein, and no right is being acquired by Tenant except as expressly set forth herein. The Lease (as amended by this Amendment) contains the entire agreement of the parties and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties and discussions between the parties. The Lease (as amended by this Amendment) may not be changed in any manner, except by an instrument in writing signed by both parties hereto.

12.     Binding Effect. All of the covenants contained in this Amendment, including, but not limited to, all covenants of the Lease as modified hereby, shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives and permitted successors and assigns.

13.     Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

14.     Effectiveness. The submission of this Amendment shall not constitute an offer, and this Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto.

15.     Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same Amendment.

16.     Headings. Headings are used for convenience only and shall not be considered when construing the Lease or this Amendment.

17.     Brokers. Except for Studley (Virginia), Inc. (used in the Commonwealth of Virginia by Studley, Inc., a New York corporation) (“Broker”), representing Tenant, whose commission shall be paid by Landlord, Landlord and Tenant each represents and warrants to the other that neither party has engaged or had any conversation or negotiations with any broker, finder or other third party concerning the matters set forth in this Amendment who would be entitled to any commission or fee based on the execution of this Amendment. Landlord and Tenant each hereby indemnifies the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses actually incurred, for any breach of the foregoing. The foregoing indemnification shall survive the termination of the Lease for any reason. Further, Tenant represents and warrants to Landlord that Broker has not discussed this Amendment or the subject matter thereof with any other real estate broker, agent or salesperson, so as to create any legal right in any such broker, agent or salesperson to claim a real estate commission or similar fee with respect to this Amendment and other transactions contemplated by this Amendment. Tenant hereby indemnifies Landlord against, and agrees to hold, save, and defend Landlord harmless from, any liability or claim (and all expenses, including attorneys’ fees, actually incurred in defending any such claim or enforcing this indemnity) for a real estate brokerage commission or similar fee or compensation arising out of or in any way connected with any claim of agency or cooperative relationship with the indemnitor and relating to this Amendment, other than the compensation to Broker.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed under seal and delivered as of the day and year first above written.

LANDLORD:

QUANTICO BUILDINGS, LLC, a Delaware limited liability company

By: Quantico Real Estate LLC, a Delaware limited liability company, its sole member

By: Duke Realty Limited Partnership, an Indiana limited partnership, its administrator

By:	Duke Realty Corporation, an
Indiana corporation, its sole general partner

By: /s/ Peter S. Scholz
Peter S. Scholz
Senior Vice President
D.C. Operations

TENANT:

GLEN RESEARCH CORPORATlON, a Virginia
corporation

By: /s/ HUGH MACKIE
Name: HUGH MACKIE
Title: PRESIDENT

Attest: /s/ CAROL HAMILTON
Name: CAROL HAMILTON
Title: ADMIN. SUPPORT

SECOND AMENDMENT TO DEED OF LEASE

THIS SECOND AMENDMENT TO DEED OF LEASE (the “Amendment”) is entered into as of January 27, 2004, by and between Winkler-Southern Towers Limited Partnership (hereinafter referred to as “Landlord”), a Virginia limited partnership as successor in interest to TransDulles Center, Inc. (“TCI”), and Glen Research Corporation, a Virginia corporation (hereinafter referred to as “Tenant”). This Amendment shall be effective as of January 1, 2004 (the “Effective Date”).

R E C I T A L S :

A.            TCI, as landlord, and Tenant, as tenant, entered into that certain Deed of Lease (the “Initial Lease”), dated June 25, 1997, with respect to certain premises containing approximately Twenty-One Thousand Five Hundred Twenty-Six (21,526) rentable square feet located at 22825 Davis Drive, Sterling, Virginia 20164 (the “Building”), which Building, also referred to as TransDulles Centre Building 8, is located on a parcel of land within the office and warehouse park known as TransDulles Centre (the “Centre”).

B.            The Initial Lease was amended by that certain First Amendment to Deed of Lease dated August     , 1997 between TCI and Tenant (the “First Amendment”). The Initial Lease, as amended by the First Amendment, is herein referred to as the “Lease”.

C.            Landlord succeeded to TCI’s interest in the Lease and is the current Landlord under the Lease.

D.            Landlord and Tenant desire to amend certain terms and conditions of the Lease as hereinafter set forth.

W I T N E S S E T H :

NOW, THEREFORE, in consideration of the foregoing recitals, Landlord and Tenant, intending to be legally bound, do hereby agree, and amend the Lease, as follows:

1.            Defined Terms. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meaning ascribed to such terms in the Lease.

2.            Term. Notwithstanding anything to the contrary in the Lease, the Term of the Lease is hereby extended to, and shall expire on, December 31, 2009. The twelve (12)-month period commencing on the Effective Date, and each successive twelve (12)-month period thereafter during the Term of the Lease (as such Term may be extended pursuant to the terms of this Amendment), shall each be a “Lease Year”.

3.            Base Rent. The Rent Schedule attached to the First Amendment as a new Amended Exhibit C is hereby deleted in its entirety, and the new Second Amendment Revised Rent Schedule attached to this Amendment as Exhibit “A” and made a part hereof is substituted therefor. All references in the Lease, as amended hereby, to Exhibit C, Rent Schedule shall be deemed to refer to the Second Amendment Revised Rent Schedule attached to this Amendment as Exhibit “A”. In the event of any inconsistencies between the operation of Section 3(c) of the Lease, and the provisions of the Second Amendment Revised Rent Schedule attached to this Amendment as Exhibit “A”, the provisions of the Second Amendment Revised Rent Schedule shall control.

4.            Security Deposit. At any time after December 31, 2005 (the “Deposit Date”), Tenant may send a written notice to Landlord expressly requesting that Landlord reduce the amount of the Security Deposit from Twenty Thousand and 00/100 Dollars ($20,000.00) to Ten Thousand and 00/100 Dollars ($10,000.000). IF Tenant’s notice is sent to Landlord after the Deposit Date, the amount of the Security Deposit shall be so reduced within ten

(10) days if no Event of Default exists on the date Landlord receives Tenant’s notice, and no event has occurred or a condition exists on the date Landlord receives Tenant’s notice which with the giving of notice or the passage of time, or both, would constitute a monetary Event of Default under the Lease (provided, however, that if the event which has occurred or the condition which exists on the date Landlord receives Tenant’s notice, which with the giving of notice or the passage of time, or both, would constitute a monetary Event of Default under the Lease, is timely cured by Tenant within the cure period specified in the Lease then Tenant’s rights hereunder shall be reinstated as if said event or condition never existed except for any delay associated with Tenant’s cure). The reduced Security Deposit, if any, shall be subject to all other provisions of the Lease concerning the Security Deposit (including, without limitation, Section 10 thereof). If the Security Deposit is held by Landlord in the form of cash and the Security Deposit is to be reduced in accordance with the preceding provisions of this Section 4, then Landlord shall pay the Ten Thousand and 00/100 Dollars ($10,000.00) reduction amount to Tenant by check or wire transfer. If the Security Deposit is held by Landlord in the form of a letter of credit and the Security Deposit is to be reduced in accordance with the preceding provisions of this Section 4, Landlord shall provide written notice to Tenant that Tenant is entitled to reduce the letter of credit to the amount of Ten Thousand and 00/100 Dollars ($10,000.00) and the Security Deposit shall be reduced only by Tenant delivering to Landlord a binding and enforceable amendment to the letter of credit then held by Landlord reducing the amount that may be drawn thereunder to Ten Thousand and 00/100 Dollars ($10,000.00). Landlord has no obligation whatsoever to reduce the Security Deposit unless Tenant sends such notice to Landlord after the Deposit Date and all the provisions, conditions and requirements of this Section 4 are fully satisfied.

5.            Tenant Improvement Allowance (a)(i) Effective upon the Effective Date, Landlord shall make available to Tenant an allowance (the “Tenant Improvement Allowance”) to renovate and remodel the interior of the Premises (collectively, the “Tenant Improvements”) in the amount of One Hundred Sixty-One Thousand Four Hundred Forty-Five and 00100 Dollars ($161,445.00) (the “Tenant Work Allowance”); subject, however, to the provisions of this Section 5. The Tenant Improvement Allowance proceeds may be used only for the following items paid by Tenant: (A) hard and soft costs to remodel and renovate the Premises (incurred before or after the date of this Amendment); (B) soft costs associated with planning, permitting and managing such renovation and remodeling (incurred before or after the date of this Amendment; (C) Tenant’s costs for security installations and related equipment (incurred before or after the date of this Amendment); and (D) telecom and data cabling (incurred before or after the date of this Amendment).

(ii) lf the aggregate amount of Tenant Improvement Allowance proceeds requested by Tenant between the Effective Date and December 31, 2004 is less than One Hundred Sixty-One Thousand Four Hundred Forty-Five and 00100 Dollars ($161,445.00), then the difference between such two amounts shall be applied by Landlord as a credit to the next due monthly installments of Base Rent until such difference is reduced to zero.

(b)(i)     If Landlord manages the renovation and remodeling of the Premises or is otherwise involved to a greater degree than the review of Tenant’s plans and specifications, Landlord shall charge Tenant (and Landlord may reduce the Tenant Improvement Allowance by) as a construction management fee an amount equal to four percent (4%) of the total direct and indirect hard and soft costs incurred in remodeling or renovating the Premises (including, without limitation, material and labor, contractor’s profit and contractor’s general overhead and all other items identified at Sections 5(a)(i)(A)-(D) above). If Landlord is not entitled to a fee as set forth in the immediately preceding sentence, Tenant nonetheless shall pay to Landlord, within ten (10) days of Landlord’s demand therefor, all costs and expenses incurred by Landlord to review plans and specifications received from Tenant and to inspect such work (without regard to the provisions of Exhibit E to the Lease).

(ii) Subject to Landlord’s prior written approval of (A) Tenant’s plans and specifications, (B) Tenant’s contractor and (C) Tenant’s architect (in each case not to be unreasonably withheld or delayed), Tenant may use its own contractors to remodel the Premises. Among other things, in such instance, Tenant and Tenant’s contractors shall be solely responsible for obtaining all necessary governmental permits and approvals.

(c) Except as otherwise provided in this Section 5, Tenant Improvement Allowance proceeds shall be disbursed and available to Tenant subject to the terms and conditions set forth in Section 2 of Exhibit E of the Lease (which include, among other things, the delivery of lien waivers as a condition to each payment of any Tenant Improvement Allowance proceeds) and the delivery to Landlord of such other documentation as Landlord may reasonably) request. For purposes of this Section 5, all references in such Exhibit E to the Tenant Work Allowance shall mean the Tenant Improvement Allowance, and the total aggregate amount available and payable to Tenant on account of the Tenant Improvement Allowance and the Tenant Improvements is One Hundred Sixty-One Thousand Four Hundred Forty-Five and 00100 Dollars ($161,445.00). For purposes of this Section 5, all references    in such Exhibit E to the Tenant Work shall mean the Tenant Improvements. For purposes of illustration only, this Section 5 does not constitute Landlord’s consent to or approval of any particular work, improvements, alterations, renovations, remodeling or the like, and Tenant may not perform (or allow to be performed) any work to the Premises contemplated by this Section 5 without complying with all the provisions of the Lease as to Landlord’s approval of such work or the performance thereof; including, without limitation, the provisions of Section 8, Section 14(b) and Exhibit E of the Lease. In addition, all Tenant Work and the performance thereof shall comply with such reasonable rules and regulations as Landlord, and its representatives, may make.

6.                Antenna/Satellite. (a) Tenant shall be permitted, at Tenant’s sole expense, to install on the roof of the Building, maintain and use a single antenna or a single satellite dish for the purpose of transmitting and receiving communication signals (the “Antenna”), provided that all of the following conditions shall be satisfied at all times (each of which Tenant agrees to satisfy, perform and comply with if Tenant elects to place an Antenna on the roof of the Building):

(i)         Tenant shall give Landlord thirty (30) day’s advance written notice of the date Tenant intends to install the Antenna.

(ii)        The design, construction, screening, size, style, material, location, adequacy and method of installation of the Antenna shall be subject to Landlord’s prior Written approval (not to be unreasonably withheld or delayed).

(iii)       Tenant’s installation, maintenance and removal of the Antenna shall be subject to the supervision of Landlord or Landlord’s contractor (roof or otherwise). Tenant agrees to reimburse Landlord, upon demand, for all actual out-of-pocket third party costs and expenses incurred by Landlord in connection with Landlord’s review of the Antenna’s design, construction and location and the supervision of its installment or removal.

(iv)       At Tenant’s sole cost and expense, Tenant shall obtain all permits, approvals and licenses necessary for the installation, use and maintenance of the Antenna and Tenant shall comply with all laws, rules, codes, regulations, requirements and the like applicable to the installation, use and maintenance of the Antenna.

(v)        Any and all utility costs related to the installation and operation of the Antenna shall be the sole responsibility of Tenant.

(vi)       Tenant’s installation of the Antenna shall be performed in a manner so as not to adversely affect or vitiate any warranty or guaranty applicable to the roof of the Building.

(vii)      Tenant shall be responsible for the payment of any and all additional real estate or personal property taxes assessed against the Building and/or Property and any increases in Landlord’s insurance premiums resulting from the installation or use of the Antenna on the basis of reasonable documentation provided to Tenant.

(viii)     The Antenna shall be operated and maintained in such a manner as will not interfere with the operations, electronic transmissions or electronic receptions of any other tenant in the Building (provided, however, that if the Antenna is causing interference with another antenna, satellite dish or the like installed subsequent to the installation of the Antenna, Tenant shall reasonably cooperate with Landlord (at Landlord’s expense) in relocating the Antenna so as to prevent such interference (provided same does not already affect the functionality of the Antenna).

(ix)        Tenant shall not permit any person or entity, other than Tenant, to make any direct or indirect use of the Antenna.

(b)(i)     Tenant shall remove the Antenna upon the expiration or sooner termination of the term of the Lease. The cost of such removal shall be the sole expense of Tenant. Tenant agrees to return the Building to its original condition upon removal of the Antenna, reasonable wear and tear excepted. If, during the Term of the Lease, as amended hereby, it is necessary to replace or repair the roof, Tenant shall temporarily relocate the Antenna.

(ii) Tenant shall repair, at Tenant’s sole expense, any damage to the Building or Property resulting from the installation, operation, use, maintenance or removal of the Antenna.

(iii) Other than willful misconduct by Landlord, Landlord’s agents, employees or contractors, Tenant agrees to, and shall, indemnify, defend and hold harmless Landlord from and against any and all losses, damages, liabilities, obligations, claims, demands, costs and expenses whatsoever caused by or resulting from the installation, maintenance, operation, use or removal of the Antenna.

(iv) Tenant agrees that it shall, at its own expense, cause its employees and contractors performing any work on or about the roof of the Building to comply with all applicable laws, codes, rules, regulations and other legal requirements regarding safety, a safe workplace and the like (including, without limitation, and all, if any, OSHA requirements) and all policies of insurance maintained by Landlord (provided said insurance requirements have been provided to Tenant) or Tenant. Tenant, on its own behalf and on behalf of its agents, employees and contractors, assumes (and irrevocably and unconditionally waives all claims against Landlord arising out of or relating to) all risks associated with the presence, installation, maintenance, operation, use and removal of the Antenna. Without in any way limiting or modifying any of Landlord’s rights or remedies, Tenant shall cause its contractors (and all other persons performing work on the roof) to execute and deliver a release similar to the provisions of the immediately preceding sentence to Landlord before performing any work on or about the Building, and no work may commence unless such release is delivered to Landlord.

(c) Landlord makes no representation or warranty of any kind whatsoever as to the suitability of the roof of the Building for the installation of the Antenna, the quality of the transmissions or receptions of any Antenna (or the ability of any Antenna to send or receive information or otherwise operate), or the cost of installation, operation, use, maintenance or removal the Antenna.

Tenant’s obligations and liabilities under this Section 6 shall survive the expiration or sooner termination of the Lease, as amended hereby.

7.                 Expansion Option. (a) Section 31 of the Lease is hereby deleted in its entirety.

(b)(i) Tenant shall have the right and option, subject to the following provisions of this Section 7, one time only to elect to lease all of the Expansion Space (as defined below). The “Expansion Space” is the portion of the Building located adjacent to the Premises, as described on Exhibit “B” attached hereto and made a part hereof.

(ii) (A) If, at any time prior to December 31, 2005, Landlord receives a bona fide written offer to lease all of the Expansion Space that Landlord desires to accept or if Landlord is prepared to submit an offer on terms acceptable to Landlord, then Landlord shall promptly notify Tenant in writing and forward to Tenant a copy of the applicable terms so acceptable to Landlord (including the date on which the Expansion Space could be available for occupancy by Tenant)(such notice is hereinafter referred to as the “Landlord’s Notice”). Within ten (10) days after Tenant’s receipt of the Landlord’s Notice, Tenant shall have the right and option to lease the Expansion Space (or the entirety of the space identified in the Landlord’s Notice) at the rent and in accordance with all other provisions of the Landlord’s Notice (except that Tenant’s right to use the Expansion Space shall expire on the date the Term of the Lease with respect to the Premises expires, without regard to the terms of the Landlord’s Notice, and the amount and value of concessions provided by Landlord to Tenant may be less than those set forth in the Landlord’s Notice under the terms outlined in Section 7 (B) below) if, and only if: the Lease, as amended hereby, is then in full force and effect; no material adverse change in Tenant’s financial condition has occurred since the Lease was first executed which, in Landlord’s sole but reasonable discretion, would impair Tenant’s ability to perform any of its obligations under the Lease, as amended hereby; during the one (1)-year period preceding the date on which Tenant otherwise could exercise the option to expand, Tenant has not committed two (2) or more monetary defaults as to which Landlord has issued a notice in accordance with the provisions of Paragraph 17 of the Lease; during the one (1)-year period preceding the date on which Tenant otherwise could exercise the option to expand, Tenant has not committed two (2) or more non-monetary defaults as to which Landlord has issued a notice in accordance with the provisions of Paragraph 17 of the Lease; and no Event of Default shall be existing at the time of Tenant’s receipt of the Landlord’s Notice (and at such time no event has occurred at the time of exercise, which with the passage of time or the giving of notice, or both, could be deemed an Event of Default or breach by Tenant under the Lease, as amended hereby provided, however, that if the event which has occurred or the condition which exists on the date Landlord receives Tenant’s notice, which with the giving of notice or the passage of time, or both, could be deemed an Event of Default or breach by Tenant under the Lease, is timely cured by Tenant within the cure period specified in the Lease then Tenant’s rights hereunder shall be reinstated as if said event or condition never existed except for any delay associated with Tenant’s cure). Tenant shall exercise such option only by delivery of written notice of such election to Landlord within such 10-day period. If Tenant fails to give Landlord written notice of Tenant’s election to lease all the Expansion Space within the above-referenced 10-day period, Tenant’s rights under this Section 7 shall automatically terminate and be null and void. TIME IS OF THE ESSENCE of this Section 7.

(B) Notwithstanding anything to the contrary in Section 7(b)(ii)(A) above, if the initial term of the lease transaction referred to in the Landlord’s Notice would expire after December 31, 2009, and the lease transaction referred to in the Landlord’s Notice includes rent abatement, a tenant improvement allowance or other concessions, allowances or benefits), then all such abatement, allowances, concessions and benefits provided Tenant under the Lease, as amended hereby, with respect to the Expansion Space shall be reduced so that the net effective base rent payable by Tenant with respect to the period ending December 31, 2009 equals the net effective base rent (the base rent after factoring in all concessions) that would be paid by such third party with respect to the same period. In no event shall the Base Rent and Additional Rent per square foot with respect to the Expansion Space be less than the Base Rent and Additional Rent per square foot (for the correlating time periods as they may occur) for the Premises under the Second Amendment Revised Rent Schedule attached hereto as Exhibit “A”.

(c) If Tenant exercises its option to lease the Expansion Space, Landlord shall deliver the Expansion Space to Tenant in its “AS-IS, WHERE-IS” condition on the date the Expansion Space is delivered to Tenant; except that the Landlord shall perform or provide any tenant improvement work or allowance so as to ready the Expansion Space for the initial occupancy by Tenant as may be set forth in the Landlord’s Notice.

(d) If Tenant exercises its option to expand the Premises pursuant to this Section 7, the Premises shall be expanded to include the Expansion Space, and, among other things, Tenant’s obligation to pay Base Rent and Additional Rent with respect to the Expansion Space, shall commence on the date Landlord delivers possession of the Expansion Space to Tenant; however Landlord shall not deliver possession of the Expansion Premises to Tenant prior to the availability date set forth in the Landlord’s Notice and Tenant shall have a minimum of thirty (30) days’ prior written notice of the date Landlord intends to deliver possession.

(e) If any prior tenant or occupant of all or any of the Expansion Space holds over or otherwise refuses to surrender or vacate such space by the availability date set forth in Landlord’s notice, Landlord shall not be liable to Tenant, and the date on which Tenant’s obligations for Base Rent and Additional Rent with respect to the Expansion Space shall be delayed until possession of such space is available.

(f)    Upon Tenant’s exercise of its option to lease the Expansion Space, Landlord and Tenant shall commence negotiation of an appropriate amendment to this Lease to, among other things: add the Expansion Space to the Premises; adjust Tenant’s pro rata share for purposes of Paragraphs 3(e) and 11 of the Lease; and set forth Tenant’s obligations with respect to Base Rent and Additional Rent with respect to the Expansion Space. Landlord and Tenant shall work diligently to execute such amendment within fourteen (14) days after Tenant’s exercise of its option; however; failure to execute any such amendment shall not affect the enforceability, validity, or effectiveness of this Lease, the exercise of Tenant’s option or any of Tenant’s obligations or liabilities with respect to the Expansion Space.

(g)    Notwithstanding anything to the contrary in this Section 7, Tenant’s right of first refusal shall not apply to and Landlord shall not be obligated to offer to Tenant any space that is subject to an expiring lease if the tenant then occupying such space renews its lease of such space pursuant to a right to do so in such tenant’s lease or pursuant to the mutual agreement of such tenant and Landlord.

(h)    Tenant’s rights under this Section 7 may not be assigned to any person or entity that is not the Tenant under the Lease, as amended hereby, and no portion of the Expansion Space may be used by any person or entity that is not the Tenant under the Lease, as amended hereby.

8.                     Term Renewal Option.

(a) (i) Section 6 of the Lease is hereby deleted in its entirety.

(ii) Tenant shall have the option to extend the Term for one additional term of three (3) years (the “Renewal Term”) upon all the same terms, covenants and conditions of this Lease (including, but not limited to, the payment of additional rent, but excluding such things as the performance of any additional work by Landlord or the payment of any additional sum by Landlord to or for the benefit of Tenant [such as an additional Tenant Work Allowance or an additional Tenant Improvement Allowance]), except that the annual Base Rent payable by Tenant with respect to each Lease Year during the Renewal Term shall be the amount determined pursuant to Section 8(c) below. Upon the extension of the Term for the Renewal Term, no further or other Renewal Term shall remain or be available and in no event whatsoever may the Term be extended for more than a total of three (3) years pursuant to this Section 8.

(b) The option to so extend the Term pursuant to this Section 8 (the “Option”) shall be effective only if: the Lease, as amended hereby, is then in full force and effect; no material adverse change in Tenant’s financial condition has occurred since the Lease was first executed which in Landlord’s sole, but reasonable, discretion would impair Tenant’s ability to perform any of its obligations under the Lease, as amended hereby; during the one (1)-year period preceding the date on which Tenant otherwise could exercise the Option, Tenant has not committed two (2) or more monetary defaults as to which Landlord has issued a notice in accordance with the provisions of Paragraph 17 of the Lease and during the one (1)-year period preceding the date on which Tenant otherwise could exercise the Option, Tenant has not committed two (2) or more non-monetary defaults as to which Landlord has issued a notice in accordance with the provisions of Paragraph 17 of the Lease and no Event of Default shall be existing on the commencement date of the Renewal Term (and at such time no event has occurred at the time of exercise, which with the passage of time or the giving of notice, or both, could be deemed an Event of Default or breach by Tenant under the Lease, as amended hereby provided, however, that if the event which has occurred or the condition which exists on the commencement date of the Renewal Term, which with the giving of notice or the passage of time, or both, could be deemed an Event of Default or breach by Tenant under the Lease, is timely cured by Tenant within the cure period specified in the Lease then Tenant’s rights hereunder shall be reinstated as if said event or condition never existed except for any delay associated with Tenant’s cure). To be effective, the Option must be exercised by written notice to Landlord given not less than nine (9) months, and not more than twelve (12) months, prior to the expiration of the current Term; TIME BEING OF THE ESSENCE. The Option shall be exercised by Tenant sending written notice (the

“Tenant’s Notice”) to Landlord within the aforesaid time period and, upon (i) giving of such notice and (ii) satisfaction of all conditions to the effectiveness of such Option, the Term of this Lease shall be extended for the Renewal Term without any further instrument, lease or agreement; provided, however, that Tenant and Landlord agree that prior to the commencement of the Renewal Term Landlord shall produce, and Landlord and Tenant shall execute, an addendum, in form and substance reasonably satisfactory to Landlord and Tenant, amending this Lease to set forth the extension of the Term and the annual Base Rent payable thereunder. Failure to execute any such amendment or addendum shall not affect the enforceability, validity, or effectiveness of this Lease.

(c) If Tenant exercise its option to extend the Term for the Renewal Term within the period set forth above, Landlord shall send Landlord’s determination of annual Base Rent for each Lease Year during the Renewal Term (the “Landlord’s Determination”) to Tenant within thirty (30) days after Landlord’s receipt of the Tenant’s Notice. Landlord’s determination of the annual Base Rent for the Renewal Term shall include improvement allowances, commissions, free rent, other lease concessions, rate escalations, operating costs and taxes. The annual Base Rent for the first lease year of the Renewal Term shall equal ninety-five percent (95%) of Fair Market Rent (as defined below), “Fair Market Rent” means the total rent, taking into consideration all factors enumerated in the preceding sentence, being charged to similar tenants for similar space in other single-story buildings in the Route 28 North corridor submarket. The parties shall negotiate in good faith and shall have thirty (30) days after Tenant’s receipt of such determination in which to agree on such annual Base Rent. If during such thirty (30) day period the parties agree on the amount of such annual Base Rent payable during each lease year of such Renewal Term, then they shall promptly execute an amendment to the Lease stating the annual Base Rent so agreed upon and evidencing other renewal terms. If during such thirty (30) day period the parties are unable, for any reason whatsoever, to agree on such annual Base Rent, then within five (5) business days thereafter (i) Tenant shall have the right in its sole discretion, by written notice to Landlord, to void Tenant’s exercise of its right of renewal and the Lease shall expire at the end of the Lease Term (i.e., December 31, 2009); or (ii) provide irrevocable written notice to Landlord of its desire to determine the Fair Market Rent in accordance with the terms contained in this Section 8(c) and the parties shall each appoint a real estate appraiser or agent (an “appraiser’’) who shall be licensed in the Commonwealth of Virginia and who specializes in the field of commercial real estate leasing, has at least ten (10) years of experience and is recognized within the field as being reputable and ethical. If Tenant fails to timely terminate its exercise of its right of renewal as provided in Subpart (i) of the immediately preceding sentence and fails to timely provide written notice to Landlord of its desire to determine the Fair Market Rent as provided in Subpart (ii) of the immediately preceding sentence, Tenant shall be deemed to have terminated its right to renew. If Tenant timely provides written notice to Landlord in accordance with the terms of the second (2nd) immediately preceding sentence, such two individuals shall each determine within ten (10) business days after their appointment such Fair Market Rent. If such two appraisers agree on such Fair Market Rent, then the annual Base Rent for the first lease year of the Renewal Term shall equal ninety-five percent (95%) of such Fair Market Rent. If such two appraisers do not agree on such Fair Market Rent, but the difference (the “Appraisal Difference”) between the Fair Market Rent determinations between each such appraiser does not exceed five percent (5%) of the lower of the two (2) values, then the then the Annual Base Rent for the first lease year of the Renewal Term shall equal ninety-five percent (95%) of the average of such two values. lf such individuals do not agree on such Fair Market Rent within such ten (10) business day period, and the Appraisal Difference exceeds five percent (5%) of the lower of the two (2) values, then the two individuals shall, within five (5) additional days, render separate written reports of their determinations and together appoint a third similarly qualified individual. The third individual shall within fifteen (15) days after his or her appointment make a determination of such Fair Market Rent. The annual Base Rent applicable during the first lease year of such Renewal Term shall equal ninety-five percent (95%) of the average of the two closest determinations of the three (3) individuals respective determinations. Upon the determination of the annual Base Rent for the Renewal Term in accordance with the terms of this provision, regardless of whether such annual Base Rent was determined by two or three appraisers pursuant to the terms hereof or the minimum amounts specified herein, such annual Base Rent for the Renewal Term shall be final and conclusive as to the amount of such annual Base Rent for the Renewal Term. Landlord and Tenant shall each bear the cost of its appraiser and shall share equally the cost of the third appraiser. Upon determination of the Annual Base Rent pursuant to this provision, the parties shall promptly execute an amendment to the Lease stating the Annual Base Rent and other applicable renewal terms and the Lease shall continue in full force and effect.

All rights granted to Tenant under this Section may be exercised by any Permitted Transferee who succeeds as Tenant hereunder the Lease or any other assignee.

  9.               Hazardous Materials. The phrase “(including, without limitation, chlorinated solvents”) is hereby added to the end of the second sentence of Paragraph 5(b) of the Lease.

10.               Lender’s Consent. Landlord and Tenant each acknowledge and agree that this Amendment is subject to Landlord obtaining the unconditional written consent of Landlord’s lender to the execution of this Amendment, and that if such consent shall not be obtained in writing by Landlord, with written evidence provided to Tenant by the tenth (10th) business day after this Amendment is signed by Tenant and delivered to Landlord, then either party may terminate this Amendment by sending written notice of termination to the other until such time that Landlord receives such written consent from Landlord’s lender and provides written evidence thereof to Tenant. Upon any termination of this Amendment pursuant to this Amendment. Landlord’s delivery to Tenant of a fully executed Amendment shall constitute written evidence to Tenant that Landlord has received the lenders written consent hereto.

11.               Severability. If any provision of this Amendment is held to be invalid or unenforceable, the same shall not affect the validity or enforceability of any of the other provisions of this Amendment, which shall continue in full force and effect, as if the invalid or unenforceable provision had been deleted.

12.               Interpretation. If any provision of this Amendment conflicts with any provision of the Lease, the provisions of this Amendment shall be controlling.

13.               Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire agreement between the Landlord and Tenant with respect to the subject matter hereof, superseding all, if any, prior verbal discussions or agreements between Landlord and Tenant. The Lease, as amended by this Amendment, may be further amended only in writing signed by both the Landlord and Tenant.

14.               Full Force and Effect. Expect as expressly modified by the terms of this Amendment, all terms and conditions of the Lease shall continue in full force and effect, and shall bind the parties hereto, and their respective successors and assigns. As expressly modified by this Amendment, the Lease constitutes the valid and legally binding obligation of Tenant, fully enforceable against Tenant in accordance with its terms. This Amendment shall become effective only upon is execution and delivery by Landlord and Tenant.

15.               Tenant Representations. Tenant hereby ratifies, confirms and affirms the Lease, as amended hereby, and hereby represents and warrants that, as of the date this Amendment is executed by Tenant, (i) neither the Tenant nor the Landlord is in default or breach of the Lease, as amended hereby, nor has any event occurred, which with the passage of time or the giving of notice, or both, could be deemed an event of default or breach by Landlord or Tenant under the Lease, as amended hereby, and (ii) Tenant has no right or claim against any rent or other amounts now or hereafter payable by Tenant under the Lease, as amended hereby, and has no defenses or offsets otherwise with respect to the Lease, as amended hereby, or any of Tenant’s obligations or liabilities under the Lease, as amended hereby.

16.               Counterparts. This Amendment may be executed in counterparts, each of which counterparts shall be an original, but all of which counterparts shall constitute one and the same agreement.

17.               Brokerage Commissions. Tenant and Landlord warrant and represent to the other that they have not had any dealings with any realtor, broker or agent in connection with the negotiation of this Amendment except for Julien J. Studley, Inc. as representative of Tenant (whose commission shall be paid by Landlord pursuant to the terms of a separate written agreement between Landlord and Julien J. Studley, Inc.)

and The Mark Winkler Company as the representative of Landlord (whose commission shall be paid by Landlord pursuant to the terms of a separate written agreement between Landlord and The Mark Winkler Company. Tenant and Landlord each agrees to indemnify and hold the other harmless against any claims for brokerage or other commissions arising by reason of a breach by the breaching party of this representation and warranty.

IN WITNESS WHEREOF, this Amendment has been executed and sealed by Landlord and Tenant as of the day and year first written above.

Witness/Attest:	LANDLORD:

Winkler-Southern Towers Limited Partnership, a Virginia limited partnership

By: Winkler-TDC LLC, its sole general partner

[ILLEGIBLE]		By:[ILLEGIBLE](Seal)

Its:

Date: 2/4/04

TENANT:

Glen Research Corporation

[ILLEGIBLE]		By:[ILLEGIBLE](Seal)

Its: President

Date: 1/21/04

FIRST AMENDMENT TO DEED OF LEASE

This First Amendment to Deed of Lease (this “First Amendment”) is made this                  day of August, 1997 by and between TransDulles Center, Inc., a Virginia corporation, or assigns (hereinafter referred to as “Landlord”), and Glen Research Corporation, a Virginia corporation, (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to that certain Deed of Lease dated June 25, 1997 (the “Lease”), pursuant to which Landlord let unto Tenant certain Premises consisting of approximately 21,526 rentable square feet in a building located on a parcel of land commonly known as 22825 Davis Drive, Sterling, Virginia, and

WHEREAS, the Lease provided that payments of Rent would commence on October 1, 1997, and

WHEREAS, Tenant has requested, and Landlord has agreed, to postpone the date that Rent commences to be due from October 1, 1997 to November 1, 1997, in consideration of the payment by Tenant of supplemental rent in the amount of One Thousand Fifty Five Dollars ($1,055.00) per month for each month of the first Lease Year of the Term (“Supplemental Rent”)

NOW THEREFORE, in consideration of the premises, the sum of ten dollars ($10.00), the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants contained herein, the parties, intending to be legally bound agree as follows:

1.        The foregoing recitals are hereby incorporated herein.

2.        Paragraph 2(a) of the Lease is hereby deleted in its entirely, and the following Paragraph 2(a) is substituted therefor

(a)        The initial term of this Lease shall be for a period (hereafter referred to as “Term”), commencing upon execution of the Lease and expiring October 31, 2004. The obligation for the payment of Rent shall commence on the “Commencement Date,” which shall be November 1, 1997. The initial twelve (12) month period after the Commencement Date and each successive twelve (12) month period thereafter during the initial Term and any renewal periods shall be hereinafter referred to as a “Lease Year,” The Term shall also include any properly exercised renewal of the term of this Lease as provided in Paragraph 6 below.

3.        The Rent Schedule attached to the Lease as Exhibit C is hereby deleted in its entirety, and a new Amended Exhibit C, attached hereto, is substituted therefor All references in the Lease to Exhibit C, Rent Schedule shall be deemed to refer to the attached Amended Exhibit C, Amended Rent Schedule.

4.        Capitalized terms appearing in this First Amendment which are not defined herein shall have the same meaning as ascribed to them in the Lease.

5.        This First Amendment contains the entire agreement of the parties relative to the subject matter hereof. There have been no representations or agreements made or relied upon by either party which are not expressly set forth herein. Except as expressly modified herein, the Lease remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first set forth above.

LANDLORD: TRANSDULLES CENTER, INC
By:
	Name:	DOUGLAS LAWRENCE

	Title:	Vice President

ATTEST:	TENANT: GLEN RESEARCH CORPORATION

By:
	Name:	HUGH MACKIE
	Title:	President

ORIGINAL

DEED OF LEASE

THIS DEED OF LEASE, (hereinafter referred to as “Lease”), is made this 25th day of June 1997, by and between TransDulles Center, Inc., a Virginia corporation, or assigns (hereinafter referred to as “Landlord”) and Glen Research Corporation., a Virginia corporation, (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant desire to create a leasehold estate in favor of Tenant in the Premises (as hereinafter defined).

NOW, THEREFORE, in consideration of the Premises, and of the covenants and agreements herein contained, the parties hereto agree as follows:

1.     PREMISES.    Effective as of the Commencement Date, Landlord shall lease unto Tenant and Tenant shall lease from Landlord approximately 21,526 rentable square feet as outlined in Exhibit A (“Premises”), for a building of approximately 57,600 square feet (“Building”), which Building is located on a parcel of land commonly known as 22825 Davis Drive Sterling, Virginia, Tax Map No. 81-F-16-57A (“Property”) as shown on Exhibit A. The parties stipulate that for all purposes under this Lease, the size of the Premises shall be deemed to be 21,526 square feet.

Landlord has completed construction of the “Building Shell” as described in Exhibit B hereto. Tenant has inspected the Building Shell and the Premises, and accepts the same in “AS IS” condition as of the date of execution of this Lease.

2.     COMMENCEMENT DATE AND LEASE TERM.

(a)     The initial term of this Lease shall be for a period of seven (7) years (hereafter referred to as “Term”), commencing on the “Commencement Date.” The Commencement Date shall be the earlier of (i) the date Tenant commences beneficial use of the Premises, determined as set forth herein below, or (ii) October 1, 1997. Notwithstanding any other provision of this Lease, should Landlord fail to timely review the Tenant Plans as provided in the Work Letter attached hereto as Exhibit E (the “Work Letter”)( such failure referred to as “Landlord Delay”), or should Tenant be delayed as a result of earthquake; war; riots; or strikes (delay from such enumerated causes, and no other cause, whether or not such cause may be similar to such enumerated causes, being referred to as “Force Majeure Delay”), and should Tenant not commence beneficial use of the Premises until a date subsequent to October 1, 1997 solely as a result of such Landlord Delay, or as a result of Force Majeure Delay, the Commencement Date shall be postponed from October 1, 1997 by the number of days after October 1, 1997 equal to the number of days of such Landlord Delay or Force Majeure Delay, but only to the extent that Tenant was actually delayed in commencing beneficial use of the Premises solely as a result of such Landlord Delay or Force Majeure Delay; under no circumstances shall the Commencement Date be postponed to the extent that any delay in Tenant’s commencing the beneficial use of the Premises beyond October 1, 1997 is attributable in whole or in part to any cause other than Landlord Delay or Force Majeure Delay. The initial twelve (12) month period after the Commencement Date and each successive twelve (12) month period thereafter during the initial Term and any renewal periods shall be hereinafter referred to as a “Lease Year.” If the Commencement Date is not the first day of a month, then the Term shall be the period set forth above plus the partial month in which the Commencement Date occurs. The Term shall also include any properly exercised renewal of the term of this Lease as provided in Paragraph 6 below.

(b)     Notwithstanding the provisions of paragraph 2(a) above, provided that (i) this Lease is in full force and effect, and (ii) Tenant shall not, within the two (2) year period preceding the first day on which Tenant may issue a Notice of Termination in accordance with the provisions of this Paragraph 2(b), have either (x) committed more than two monetary defaults as to which Landlord has issued a notice in accordance with the provisions of Paragraph 17 hereof, or (y) committed more than two non-monetary defaults as to which Landlord issued a notice in accordance with the provisions of paragraph 17 hereof, Tenant shall have the option to terminate this Lease as of the last day of the fifth (5th) Lease Year (the “Termination Date”). To exercise such option, Tenant shall provide Landlord with written notice (the “Notice of Termination”) of its exercise of such option at least Two Hundred Seventy (270) days, but no more than Three Hundred Sixty (360) days, prior to the Termination Date, time being of the essence, which Notice of Termination must be accompanied by payment to Landlord of a termination fee in the amount of Two Hundred Thirteen Thousand Seven Hundred Eighteen Dollars ($213,718.00). If between the date of issuance of the Notice of Termination and the Termination Date, Tenant shall have committed or suffered an Event of Default under this Lease , or should Tenant fail to vacate the Premises by the Termination Date, time being of the essence, Landlord may, at its sole option, (i) nullify the election to terminate in which event the Lease shall remain in full force and effect, subject to its terms, or (ii) without further notice declare an Event of Default under this Lease, and in addition to retaining the Termination Fee, Landlord may exercise all other rights and remedies for an Event of Default as hereinafter provided, or (iii) deem Tenant to be holding over in accordance with the provisions of paragraph 18 hereinbelow. The option granted hereunder is personal to Tenant, and may not be exercised by any transferee or assignee of Tenant other than an “Affiliate” as defined in Paragraph 12(f) hereof; the option is exercisable only as to the entirety of the Premises, and not as to a portion thereof.

3.     RENT. As rent for the Premises (all of which is hereinafter referred to collectively as “Rent’), Tenant shall pay to Landlord all of the following:

(a)     Base Rent. Subject to escalation pursuant to Paragraph 3(c) below Tenant shall pay, without offset, demand or counterclaim, as base rent (hereafter referred to as the “Base Rent”) for each Lease Year the sums identified on the attached Exhibit C, Rent Schedule. The monthly installments shall be payable in advance on the first day of each and every month during the said Term at the office of TransDulles Center, Inc., c/o The Mark Winkler Company, 4900 Seminary Road, Suite 900, Alexandria, Virginia 22311, or at such other place as Landlord may hereafter designate in writing. Rent checks are to be made payable to TransDulles Center, Inc., or such other person, firm or corporation as Landlord may hereafter designate in writing, except that the first such installment, in the amount of Fifteen Thousand Nine Hundred Sixty Five Dollars and twelve cents ($15,965.12) shall be due on or before the Commencement Date.

(b)     Intentionally Omitted.

(c)     Rent Escalations. At the beginning of the second Lease Year and at the beginning of each Lease Year thereafter, throughout the Term, the Base Rent then in effect shall be increased by three percent (3%) of the previous Lease Year’s Base Rent, it being the intent hereof that all increases set forth herein shall be compounded.

(d)     Intentionally Omitted.

(e)     Tax on Lease. Tenant’s pro rata share of any federal, state or local tax (including gross receipts tax) assessment, levy or other charge (other than any income tax or real property tax) (hereinafter collectively referred to as “Tax”) if now or hereafter directly or indirectly upon (a) Landlord with respect to this Lease or the value thereof, (b) Tenant’s use or occupancy of the Premises, or (c) the Base Rent or any other sum payable under this Lease, payment of such Tax shall be paid by Tenant as Additional Rent. Landlord estimates said amount to be one cent ($0.01) per rentable square foot for the first Lease Year.

Landlord shall annually notify Tenant of the amount which Landlord estimates will be the Tax for each tax year within thirty (30) days of receipt by Landlord of a bill for gross receipts tax from Loudoun County, and Tenant shall pay such amount in equal monthly installments in advance on or before the first day of each of the twelve (12) months after the date of such notice. Landlord shall annually submit to Tenant a statement showing Tenant’s pro rata share of the actual Tax for the current tax year, the amount thereof theretofore paid by Tenant, and the amount of the resulting balance due thereon or overpayment thereof. Such balance due shall be paid by Tenant, without interest, within thirty (30) days after the date of such statement. Official tax bills rendered by the taxing authority shall be presumptive evidence of the actual amount of Tax. Tenant shall have the right to audit Landlord’s records pertaining to such Tax in accordance with paragraph 11 below.

(f)     Tenant does hereby take and hold the Premises at the Rent hereinabove specifically reserved and payable as aforesaid, and upon and subject to the terms and conditions herein contained.

(g)     Late Payment. If Tenant fails to pay any installment of Rent on or before the first (1st) day of the calendar month when such installment becomes due and payable, and, if on more than one occasion during each twelve (12) month period of the Term Tenant fails to pay such installment within five (5) calendar days after the date Landlord presents notice, then on such second and subsequent occasion during each twelve (12) month period of the Term, Tenant shall pay to Landlord a late charge of five per cent (5%) of the amount of such installment, and, in addition, any unpaid installment shall bear interest at that rate per annum which is two per cent (2%) greater than the “prime rate” then in effect at Morgan Guaranty Trust Company of New York, New York, New York (hereinafter the “Interest Rate”), from the date such installment became due and payable to the date of payment by Tenant’ provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute Additional Rent hereunder and shall be due and payable with the next monthly installment of Rent. Nothing in this paragraph shall be deemed to be in derogation of Landlord’s rights under Paragraph 17.

(h)     Additional Rent. With respect to this Lease, Additional Rent shall mean any and all monetary obligations for which Tenant is responsible under the terms, covenants and conditions of this Lease, including but not limited to, Base Rent escalations, taxes, late fees, interest payments, and Operating Costs.

(i)     Tenant’s Proportionate Share. Landlord and Tenant agree that Tenant’s “pro rata share” for purposes of Paragraphs 3(e) and 11 shall be thirty seven and thirty seven one hundredths percent (37.37%), the approximate and agreed upon ratio that the area of the Premises bears to the total rentable area of the Building.

4.     INTENTIONALLY OMITTED.

5.     USE OF PREMISES.

(a) Tenant may occupy and use the Premises for the preparation of materials used in DNA research, and for research and development and general office and warehousing purposes associated with such preparation, and for no other purpose without the consent of Landlord, subject, however, to the terms and provisions of any covenants, easements, conditions or restrictions which affect the use of the Premises. Tenant shall not permit any unlawful occupation, business or trade to be conducted on any of the Premises or any use to be made thereof contrary to applicable laws or regulations. Tenant shall not use or occupy or permit any of the Premises to be used or occupied, nor do or permit anything to be done in or on any of the Premises, in a manner which would (i) violate any certificate of occupancy affecting any of the Premises, (ii) make void or voidable any insurance then in force with respect to any of the Premises, (iii) make it difficult or impossible to obtain fire or other insurance which is required hereunder, or cause the cost of maintaining such insurance to increase, (iv) cause structural damage to the Building, or (v) constitute a public or private nuisance or waste.

(b)     As part of its obligation to comply with laws and other requirements under Paragraph 5(a) of this Lease, Tenant shall not (either with or without negligence) generate, use, store, or cause or permit the escape, disposal or release of any Hazardous Materials in or about the Building or the Property or the Premises, except in strict accordance with applicable laws. Hazardous Materials shall mean (a) “hazardous wastes”, as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, (b)“hazardous substances”, as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, (c)“toxic substances”, as defined by the Toxic Substances Control Act, as amended from time to time, (d) “hazardous materials”, as defined by the Hazardous Materials Transportation Act, as amended from time to time, (e) any applicable state or local laws and the regulations adopted under these acts, as amended from time to time, (f) oil or other petroleum products whether refined or unrefined, (g) any highly combustible substance and (h) any substance whose presence in Landlord’s reasonable judgment could be detrimental to the Building or the Property or the Premises or hazardous to health or the environment. If any lender or governmental agency shall ever require testing to ascertain whether or not here has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials in the Premises. In all events, Tenant shall indemnify and hold Landlord harmless of and from any and all costs and expenses of any nature arising from the release of Hazardous Materials in the Premises occurring while Tenant is in possession, or elsewhere on the Property and any adjacent real estate owned by Landlord, if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease.

(c)     If Tenant fails to comply with any applicable law or regulation or if Landlord reasonably believes the violation of any law or regulation is threatened, Landlord shall have the right (but not the obligation) following thirty (30) days written notice to Tenant unless Tenant commences to act during or prior to such period, and diligently pursues the cure of such failure to comply (unless such failure or threatened failure causes imminent threat to life or property in which case no notice is required), to act in place of Tenant and to take such action as it may deem necessary or desirable to ensure compliance or to mitigate, abate or correct the violation or threatened violation. All reasonable costs of any kind whatsoever incurred by Landlord in connection therewith, including consultants’ and reasonable attorneys’ fees, shall be payable on demand, shall bear interest at the default rate until paid, and shall constitute additional rent.

(d)     Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, damages, liabilities, cost and expenses, including attorneys’ fees, arising from Tenant’s failure to comply with all applicable laws and regulations. The foregoing provisions shall survive the expiration or earlier termination of this Lease.

6.     OPTION TO EXTEND TERM.

(a)     Renewal Period. Provided that (i) this Lease is then in full force and effect, and (ii) no material adverse change in Tenant’s financial condition has occurred, and (iii) Tenant shall not, within the two (2) year period preceding the first day on which Tenant may issue a Notice of Renewal in accordance with the provisions of this Paragraph 6, have either (x) committed more than two monetary defaults as to which Landlord has issued a notice in accordance with the provisions of Paragraph 17 hereof, or (y) committed more than two non-monetary defaults as to which Landlord issued a notice in accordance with the provisions of Paragraph 17 hereof, and (iv) Tenant shall not then be in default, and shall not default in the performance of any of its obligations under this Lease at any time between the date of issuance of the Notice of Renewal contemplated by Paragraph 6(b) below and the expiration of the initial lease Term, Tenant shall have the option to renew this Lease for one (1) additional three (3) year term, with the Base Rent in such renewal period, being equal to the previous year’s Base Rent, increased by five per cent (5%).

(b)     Notice Required. Tenant shall give Landlord written notice of its intent to exercise its option to extend the Lease Term (“Notice of Renewal”) at Least Two Hundred Forty (240) days, but no more than Three Hundred Sixty (360) days, prior to the end of the initial Term, time being of the essence. Should Landlord fail to receive a Notice of Renewal within the aforementioned notice period, time being of the essence, then Tenant’s renewal option shall expire without action by either party and Landlord shall not need to advise Tenant in writing of Tenant’s neglect in reference to the notice period.

7.     INTENTIONALLY OMITTED.

8.     TENANT IMPROVEMENTS.

The respective rights and obligations of the parties with respect to the design and construction of the Tenant Work are set forth in the Work Letter attached hereto as Exhibit E hereto.

9.     INTENTIONALLY OMITTED.

10.   SECURITY DEPOSIT.

(a)     Contemporaneously with the execution of this Lease, the sum of Seventy Five Thousand Dollars ($75,000.00) shall be delivered to Landlord as a Security Deposit (the “Security Deposit”) pursuant to this Lease, as security for the payment and performance by Tenant of all Tenant’s obligations, covenants, conditions and agreements under this Lease. The Security Deposit may, at Tenant’s election, be posted either in cash, or in the form of a letter of credit (“Letter of Credit”) in accordance with the provisions of paragraph 10 (b) below. If the Security Deposit is in the form of cash, it shall bear interest at Crestar Bank’s passbook rate in effect as of the date of execution of this Lease, which interest shall be added to and shall become part of the Security Deposit, subject to disposition as provided herein. Upon the expiration of the Term hereof, or any extension or renewal thereof, Landlord shall, if Tenant is not in default, return such Security Deposit to Tenant, less such portion thereof as Landlord shall have appropriated as provided herein to make good any default by Tenant with respect to Tenant’s obligations within sixty (60) days after such expiration. If Tenant shall default in the performance of any of its obligations under this Lease, Landlord shall have the right, but not the obligation, to apply the portion of the Security Deposit reasonably required to remedy such default, in which event Tenant shall promptly deposit with Landlord the amount necessary to restore the Security Deposit to its original amount. In the case of a non-monetary default, Landlord may exercise such right only after providing Tenant with notice of default and opportunity to cure to the extent and in the manner required under other provisions of this Lease. The Security Deposit shall not be deemed liquidated damages, and Landlord’s application of said Security Deposit to reduce its damages shall not preclude recovery from Tenant of any additional damages incurred by Landlord. If the Landlord sells or transfers its interest in the Building, Landlord shall transfer the Security Deposit, and, provided that Landlord has, in fact, done so, the Landlord shall be released from all liability to Tenant for the return of such Security Deposit.

(b)     Any Letter of Credit tendered as and for the Security Deposit shall be (i) unconditional; (ii) irrevocable; (iii) issued by a financial institution reasonably approved by Landlord in Landlord’s reasonable discretion; (iv) in a form permitting partial and multiple drawings; (v) for either multiple terms of one (I) year each in duration, renewed at least sixty (60) days prior to the expiration thereof, the entire term extending until the date which is ninety (90) days after the expiration of the Lease Term, as such Lease Term may be extended pursuant to the provisions of the Lease, or at Tenant’s option for a single term extending until the date which is ninety (90) days after the expiration of the Lease Term, as such Lease Term may be extended pursuant to the provisions of the Lease; and (vi) be in a form and substance acceptable to the Landlord, in its reasonable discretion. Tenant shall provide Landlord with a replacement Letter of Credit at least sixty (60) days prior to the expiration of the immediately preceding Letter of Credit. If a partial drawing occurs under the Letter of Credit, the Tenant shall, upon demand but not more than five (5) days after such partial drawing, cause the financial institution to reissue the Letter of Credit in the amount then currently required under the terms of this Lease. Notwithstanding the foregoing, the Landlord shall be entitled to draw down on the Letter of Credit, without any notice, at any time on or after the earlier of (i) the occurrence of an Event of Default by Tenant under this Lease; or (ii) the thirtieth (30th) day preceding the expiration date of the Letter of Credit in the event Tenant is required to and fails to timely replace the Letter of Credit. Landlord shall provide Tenant with written notice of any draws made on the Letter of Credit.

(c)     Subject to the conditions set forth below, the Security Deposit shall be reduced (i) at the end of the twenty-fourth full calendar month of the Lease Term to Sixty Thousand Dollars ($60,000.00); (ii) at the end of the forty-eighth full calendar month of the Lease Term to Forty Thousand Dollars ($40,000.00); and (iii) at the end of the sixtieth (60th) full calendar month of the Lease Term to Twenty Thousand ($20,000.00), where it shall remain for the balance of the Lease Term, as such Lease Term may be extended pursuant to the provisions of this Lease. If the Security Deposit is in the form of a Letter of Credit, the Letter of Credit may be replaced by a new Letter of Credit or cash in the amount of the reduced Security Deposit; however, any replacement Letter of Credit shall otherwise be in accordance Paragraph 10 (b) hereof. No reduction of the Security Deposit as provided herein shall occur unless as of the date set forth for each reduction: (x) this Lease shall be in full force and effect, (y) there shall have been no material adverse change in Tenant’s financial condition between the date of execution of this Lease and the date set forth for such reduction, and (z) Tenant shall not have committed more than two monetary defaults as to which Landlord has issued a notice in accordance with the provisions of Paragraph 17 hereof, nor committed more than two non-monetary defaults as to which Landlord has issued a notice in accordance with the provisions of Paragraph 17 hereof, in the two year period preceding the scheduled reduction. Should the Security Deposit not be reduced as a result of Tenant’s failure to satisfy the conditions set forth in (z) above, but should all such conditions be satisfied as of the next scheduled reduction in the Security Deposit as provided herein, the Security Deposit shall then be reduced to the amount set forth in accordance with the schedule, despite the fact that there was no interim reduction. By way of example, should the Security Deposit not be reduced at the end of the twenty-fourth full calendar month of the Lease Term due to Tenant’s failure to satisfy the conditions set forth in (z) above, the Security Deposit shall remain at Seventy Five Thousand Dollars ($75,000.00) between the twenty-fourth and forty-eighth full calendar months of the Term; provided Tenant satisfies the conditions set forth in (z) above between the twenty-fourth and forty-eighth full calendar months of the Lease Term, and should the conditions set forth in (x) and (y) above both be satisfied, at the end of the forty eighth full calendar month, the Security Deposit shall be reduced to Forty Thousand Dollars ($40,000.00).

11.     OPERATING COSTS. Tenant shall pay as Additional Rent its pro rata share of Operating Costs of the Building and Property. The projected preliminary estimated calendar year 1997 Operating Costs for the Premises are $1.45 per rentable square foot of the Premises. This amount shall be adjusted on an annual basis in accordance with the procedures outlined below.

(a)     Definition. As used herein, the term ‘Operating Costs” means (except as specifically excluded below) the actual costs incurred in owning, operating and maintaining the Building and Property during each year of the Lease Term. Such operation and maintenance costs shall include, by way of example rather than of limitation, (i) real property, county, and other similar taxes or assessments, including but not limited to any special assessments, levied against any or all of the Building and Property; (ii) charges or fees for, and taxes on, the furnishing of water, sewer service, gas, fuel, electricity or other utility services to the Premises and common areas of the Building and Property; (iii) costs of providing trash removal service, landscaping service, snow removal service, and of maintaining grounds, common areas of the Building and adjacent parking and mechanical systems of the Building; (iv) all other reasonable costs of maintaining, repairing or replacing any or all of the Building, except (a) costs for repairs, maintenance and replacements required due to defective materials, installations or workmanship at the time of initial construction of the Building and Property and expenses incurred in connection with the enforcement of any warranty rights in connection therewith, or (b) costs to repair the roof, foundation, interior load bearing partitions, exterior walls and window systems, except to the extent any such structural repair is required due to Tenant’s negligence or willful misconduct; (v) charges or fees for any necessary governmental permits; (vi) customary and reasonable management fees under a management agreement (not to exceed four per cent (4%) of gross rents collected in respect of the Building), and related overhead and expenses; (vii) premiums for hazard, liability, workmen’s compensation or similar insurance upon any or all of the Building and Property as maintained by Landlord under Paragraph 20; (viii) costs arising under service contracts with independent contractors for servicing, maintenance and repair of building equipment and systems; and (ix) the cost of any other items which, under generally accepted accounting principles consistently applied from year to year with respect to the Building and Property, constitute operating or maintenance costs attributable to any or all of the Premises. If the Building is less than ninety five per cent (95%) occupied, Operating Costs shall include all additional costs and expenses of operation, maintenance which Landlord determines that it would have paid or incurred if the Building had been ninety five per cent (95%) occupied. Landlord and its agents reserve the right to enter onto the Premises at reasonable times upon reasonable notice from Landlord or its agent and accompanied by a representative of Tenant, excepting emergency, for the specific purpose of managing and maintaining the Premises. Landlord agrees that it shall make no profit from its collection of Operating Costs.

(b)     Notwithstanding anything to the contrary herein, Operating Costs shall not include (i) any costs (including payments of principal and interest under any mortgage and any ground rental payments) associated with the initial construction of the Building, (ii) costs of development of the Property or the Premises, (iii) costs of painting or decorating areas of the Building other than common and public areas, and exterior elements (iv) brokerage commissions, legal fees, construction costs and concessions or inducements to any tenant in connection with leasing premises in the Building, and advertising expenses in connection with the leasing of the Building, (v) legal fees relating to tenant leases, financings of the Building, and zoning and land-use issues and violations by Landlord under tenant leases, (vi) salaries and other compensation paid to officers or executives of Landlord or any partner, principal or owner of the entity comprising Landlord, (vii) fees or charges paid to any party affiliated with Landlord on account of the provision by such entity of goods or services constituting Operating Costs of the Building to the extent such fees or charges exceed the fees or charges that would have been incurred to an independent entity in an arm’s length transaction, (viii) any expenses reimbursable by any tenant of the Building, insurance company or condemning authority, or actually reimbursed by any other source, (ix) charges for heating and air conditioning service furnished to other tenants of the Building during other than normal business hours as determined by Landlord, (x) advertising and marketing costs, (xi) Landlord’s income taxes, (xii) repairs or other work occasioned by fire or other casualty of an insurable nature, but only to the extent of any recovery actually received by Landlord, (xiii) costs of any capital improvements made to the Building or the Premises (except to the extent that such improvements are either: (x) in the nature of repairs which under generally accepted accounting principles should be classified as capital improvements, (y) for the purpose of reducing Operating Costs, or (z) which are required under any governmental law or regulation that was not applicable to the Project as of the Date of Lease (which are not a result of the nature of Tenant’s specific use of the Premises, which capital improvements shall be the responsibility of Tenant), in which cases the cost of such improvements which shall be amortized on a straight-line oasis over the improvement’s useful life, not to exceed the useful life of the Building, together with interest on the unamortized balance of such cost at the Interest Rate, or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of constructing such capital improvements), and (xiv) costs arising from Landlord’s civic activities or charitable or political contributions, all of which costs are the responsibility of the Landlord except where agreed to otherwise by the parties in writing.

(c)     In order to provide for current payments, a statement of Landlord’s estimate of expenses as initially set forth in Paragraph 11 (a) above, together with the amount of Tenant’s Additional Monthly Rent resulting therefrom, shall be submitted by Landlord to Tenant prior to the beginning of each calendar year or part thereof during the Term. Tenant shall pay monthly, one-twelfth (1/12th) of Tenant’s pro rata share of Landlord’s estimate of Operating Costs. Further, from time to time during any calendar year, Landlord may submit to Tenant a revised statement of Landlord’s estimate of Tenant’s pro rata share of any Operating Costs and within thirty (30) days after delivery of such statement (including any statement delivered after the expiration or termination of this Lease), Tenant shall pay to Landlord, as Additional Monthly Rent an amount equal to one-twelfth (1/12th) of the revised amount so estimated. After the end of each fiscal year, Landlord will, as soon as practical, but in no event later than twelve (12) months after the end of each fiscal year, submit to Tenant a statement of the actual expenses, incurred for Operating Costs for the preceding fiscal year. Such statement shall also indicate the amount of Tenant’s excess payment or underpayment based on the Landlord’s estimate. Notwithstanding any other provision of this Lease, Tenant shall not be responsible for the payment of any Operating Expenses which are not reflected in a statement of actual expenses issued to Tenant within twelve (12) months of the end of the fiscal year in which such expenses were incurred.

If Additional Rent paid by Tenant during the preceding calendar year shall be in excess of, or less than its share of the actual expenses incurred by Landlord for Operating Costs for that year, Landlord and Tenant agree to make the appropriate adjustment following the submission of Landlord’s statement by Tenant paying any Additional Rent due with the installment of rent due for the month following submission of Landlord’s statement, or Tenant deducting its excess payment from the installment of rent for such month.

During the final year of the Lease Term if Tenant overpays its portion of Operating Costs, said over payment amount shall be returned by Landlord within thirty (30) days of termination provided no event of default has occurred or is occurring.

Within sixty (60) days after the receipt of Landlord’s statement showing actual figures for the year, Tenant shall have the right to request copies of a statement of “Operating Costs of the Building” prepared by the Landlord on an accrual basis, in accordance with a method of accounting consistently applied from year to year, which shall be supplied to the Tenant within a reasonable time after Tenant’s written request, but no such request shall extend the time for payment as set forth in the preceding Paragraph. Unless Tenant asserts specific error(s) within thirty (30) days after Landlord has complied with Tenant’s request, the statement submitted by Landlord shall be deemed to be correct. Provided Tenant timely asserts such specific errors, and is current in its obligations to Landlord for the payment of all sums due to Landlord as Rent under this Lease, and there is no existing Event of Default under the Lease, Tenant shall have the right, exercisable no more than once per Lease Year, to cause Landlord’s books and records showing Taxes and Operating Expenses for the prior Lease Year to be examined by a Certified Public Accountant, engaged by Tenant, upon no less than thirty (30) days prior written notice and during normal business hours at any time within one hundred and eighty (180) days following the expiration of the prior Lease Year. No such Certified Public Accountant may be engaged on a contingent fee basis. Such examination shall, at Landlord’s option, occur at the offices of the Landlord’s management agent, and shall not take more than thirty (30) days to complete. Any information obtained by Tenant from such examination will be treated as confidential unless and until such information has been publicly disclosed by Landlord; provided, however, that nothing herein contained shall limit or impair the right or obligation of Tenant to disclose such information when required to do so by law or to appropriate regulatory authorities having jurisdiction over its affairs, or to use the same in connection with the enforcement of the terms and conditions of the Lease. As a condition of such examination, Landlord may require any party reviewing or having access to Landlord’s records to execute and deliver to Landlord a confidentiality agreement substantially in the form attached hereto as Exhibit D. In the event that such examination reveals that Operating Expenses or Taxes for any Lease Year have been overstated, Landlord shall afford a credit to Tenant against the next monthly payments of estimated Operating Costs due as contemplated by this Paragraph 12(c) for any overpayments previously made by Tenant; similarly, if such examination reveals that Operating Expenses or Taxes for any Lease Year have been understated, Tenant shall pay to Landlord, within thirty (30) days of completion of such examination, the amount by which Operating Expenses have been understated. If such examination reveals that Operating Expenses for any Lease Year have been overstated by ten percent (10%) or more, Landlord shall reimburse Tenant for the reasonable costs of such examination within thirty (30) days of presentation of a proper invoice therefor.

11.1     COSTS OF OPERATING THE PREMISES. In addition to the Rent and Additional Rent provided elsewhere herein, Tenant shall be responsible for making direct payment of all costs incurred in operating the Premises to the parties providing service to the Premises, including without limitation, gas, electricity and telephone service, as well as trash removal and janitorial services. Costs of water and sewer service shall be included as a component of Operating Expenses, to be borne by Tenant as provided in Paragraph 10 above. Tenant shall at all times maintain the Premises in a neat and clean manner, and shall place all trash in its dumpster. Tenant shall, at its sole cost and expense, arrange for the placement of a dumpster for the disposal of Tenant’s trash in a location designated by Landlord, which location shall be in the general vicinity of Tenant’s loading dock; Tenant shall not place a dumpster in any location other than as designated by Landlord; no additional rent shall be charged to Tenant for the placement of such dumpster.

12.     ASSIGNMENT AND SUBLETTING.

(a)     Tenant shall not assign this Lease or any of Tenant’s rights or obligations hereunder, or sublet or permit anyone to occupy the Premises or any part thereof, without (i) the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed No assignment or transfer of this Lease may be effected by operation of law or otherwise without Landlord’s prior written consent. Any assignment, subletting or occupancy, Landlord’s consent thereto or Landlord’s collection or acceptance of rent from any assignee, subtenant or occupant, shall not be construed as a waiver or release of Tenant from liability hereunder (if being understood that Tenant shall at all times remain primarily liable as a principal and not as a guarantor or a surety) and shall not be construed as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord’s prior written consent’ to any subsequent assignment, subletting or occupancy. Tenant assigns to Landlord any sum due from any assignee, subtenant or occupancy of Tenant as security for Tenant’s performance of its obligations pursuant to this Lease. Tenant authorizes each such assignee, subtenant or occupant to pay such sum directly to Landlord if such assignee, subtenant or occupant receives written notice from Landlord specifying that such rent shall be paid directly to Landlord. Landlord’s collection of such rent shall not be construed as an acceptance of such assignee, subtenant or occupant as a tenant nor a waiver of any default hereunder by Tenant. All restrictions and obligations imposed pursuant to this Lease on Tenant or the use and occupancy of the Premises shall be deemed to extend to any subtenant, assignee or occupant of Tenant, and Tenant shall cause such persons to comply with all such restrictions and obligations. Tenant shall not mortgage or hypothecate this Lease without Landlord’s written consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion. Tenant shall pay the expenses (including attorney’s fees and hourly fees for Landlord’s employees and agents) incurred by Landlord in connection with reviewing Tenant’s request for Landlord to give its consent to any assignment, subletting, occupancy or mortgage, and Landlord’s receipt of reimbursement for such expenses from Tenant (not to exceed five hundred dollars ($500.00)) shall be a condition to Landlord providing its consent to such assignment, subletting, occupancy or mortgage.

(b)     lf Tenant is a partnership, then any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary, or by operation of law, of partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease. If Tenant is a Corporation or a partnership with a corporate general partner, then any dissolution, merger, consolidation or other reorganization of Tenant (or such corporate general partner), or any sale or transfer of a controlling interest of its capital stock, shall be deemed a voluntary assignment of this Lease. Whether Tenant is a partnership, corporation or any other type of entity, then at the option of Landlord, a sale of all or substantially all of its assets or a change in its name shall also be deemed a voluntary assignment of this Lease.

(c)     If Tenant wants to assign, sublet or otherwise transfer all or part of the Premises or this Lease, then Tenant shall give Landlord written notice (“Tenant’s Request Notice”) of the identity of the proposed assignee or subtenant and its business, all terms of the proposed assignment or subletting, the commencement date of the proposed assignment or subletting (the “Proposed Sublease Commencement Date”), the area proposed to be assigned or sublet (the “Proposed Sublet Space”) and such other information as Landlord may reasonably request. Tenant shall also transmit therewith the most recent financial statement or other evidence of financial responsibility of such assignee or subtenant and a certification executed by Tenant and such proposed assignee or subtenant stating whether any premium or other consideration is being paid for the proposed assignment or sublease.

(d)     If Tenant proposes to assign this Lease, Landlord may, at its option, upon written notice to Tenant given within thirty (30) days after its receipt of Tenant’s notice of proposed assignment, together with all other necessary information, elect to recapture the Premises and terminate this Lease. If Tenant proposes to sublease all or part of the Premises for the remainder of the Term, or for a portion of the Term ending within the last twelve (12) months thereof, Landlord may, at its option upon written notice to Tenant given within thirty (30) days after its receipt of Tenant’s notice of proposed subletting, together with all other necessary information, elect to recapture such portion of the Premises as Tenant proposes to sublease and upon such election by Landlord, this Lease shall terminate as to the portion of the Premises recaptured. If a portion of the Premises is recaptured, the Rent payable under this Lease, and, if the area recaptured constitutes more than fifty percent (50%) of the Rentable Square Feet of the Premises prior to such recapture, the Security Deposit, shall be proportionately reduced based on the square footage of the Rentable Square Feet retained by Tenant and the square footage of the Rentable Square Feet leased by Tenant immediately prior to such recapture and termination, and Landlord and Tenant shall thereupon execute an amendment to this Lease in accordance therewith. Landlord may thereafter, without limitation, lease the recaptured portion of the Premises to the proposed assignee or subtenant without liability to Tenant. Upon any such termination, Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease with respect to the recaptured portion of the Premises, except with respect to obligations or liabilities which accrue or have accrued hereunder as of the date of such termination (in the same manner as if the date of such termination were the date originally fixed for the expiration of the Term hereof). No reduction in the Security Deposit as a result of the recapture of an area of the Premises shall occur until sixty (60) days following the recovery by Landlord of possession of the portion of the Premises recaptured, and prior to any such reduction, Landlord shall have the right to deduct from the Security Deposit the amount the damages, if any, sustained by Landlord as a result of the failure to Tenant to deliver possession of the portion of the Premises recaptured in the condition required by Paragraph 26 of this Lease, as if the date of recapture were the date of the expiration of the Lease Term.

(e)     If any sublease, assignment or other transfer (whether by operation of law or otherwise) provides that the subtenant, assignee or other transferee (or any affiliate thereof) is to pay any amount in excess of the rent and other charges due under this Lease, then, whether such excess be in the form of an increased rental, lump sum payment, payment for the sale or lease of fixtures or other leasehold improvements or any other form (and if the applicable space does not constitute the entire Premises, the amount and existence of such excess shall be determined on a pro rata basis), Tenant shall pay to Landlord fifty percent (50%) of any such excess upon such terms as shall be specified by Landlord and in no event later than ten (10) days after Tenant’s receipt thereof. Tenant shall in all events diligently pursue the collection of all amounts owed by any subtenant, assignee or other transferee. Landlord shall have the right to inspect and audit Tenant’s books and records relating to any sublease, assignment or other transfer. Any sublease, assignment or other transfer shall be effective on forms supplied or approved by Landlord.

(f)     Notwithstanding anything in this Paragraph 12 to the contrary, provided (i) this Lease shall be in full force and effect, and (ii) Tenant shall not, within the two (2) year period preceding the preceding the assignment or subletting contemplated hereby, have either (x) committed more than two monetary defaults as to which Landlord has issued a notice in accordance with the provisions of Paragraph 17 hereof, or (y) committed more than two non-monetary defaults as to which Landlord issued a notice in accordance with the provisions of Paragraph 17 hereof, Tenant may, without Landlord’s consent, but after providing written notice to Landlord, assign this Lease or sublet all or any portion of the Premises to any Related Entity (as hereinafter defined) provided that (u) in the event of an assignment, such Related Entity assumes in full all of Tenant’s obligations under this Lease; (v) Landlord is provided with a counterpart of the fully executed agreement of assignment or sublease; (w) Tenant remains liable under the terms of this Lease; (x) such Related Entity is not a governmental entity or agency; (y) such Related Entity’s use of the Premises is the substantially the same as that of Tenant, or is otherwise consistent with the provisions of Paragraph 5(a) hereof; and (z) such Related Entity does not require additional services other than those agreed to be provided by Landlord under the terms of this Lease. “Related Entity” shall be defined as any parent company, subsidiary, affiliate or related corporate entity of Tenant, which controls, is controlled by, or is under common control with Tenant, or which acquires substantially all of the assets of Tenant, and which Related Entity has a net worth equal to or greater than that of Tenant as of the date of the execution of this Lease.

13.     CASUALTY DAMAGE. In the event of damage or destruction of the Premises by fire or any other casualty, this Lease shall not be terminated, but the Premises shall be promptly and fully repaired or restored, as the case may be, to substantially the same condition as existed prior to such fire or other casualty, by Landlord at its own cost and expense in an amount not to exceed the amount of insurance proceeds available. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, and for such other delays as may result from government restrictions, and controls on construction, if any, and for strikes, national emergencies and other conditions beyond the control of Landlord. It is agreed that in any of the aforesaid events, this Lease shall continue in full force and effect, but if the condition is such so as to make the entire Premises untenantable for practical use for Tenant’s purposes, then the Rent which Tenant is obligated to pay hereunder shall abate as of the date of the occurrence until the Premises have been fully and completely restored by Landlord. Any unpaid or prepaid Rent for the month in which said condition occurs shall be prorated. If the Premises are partially damaged or destroyed but the Tenant can still make practical use of the balance of the Premises; then during the period that Tenant is deprived of the use of the damaged portion of said Premises, Tenant shall be required to pay Rent covering only that part of the Premises that it is able to occupy, based on that portion of total rent which the amount of square foot area remaining that can be occupied bears to the total square foot area of all the Premises covered by this Lease. In the event that twenty five per cent (25%) or more of the Premises are damaged or destroyed by fire or other casualty so as to be untenantable for practical use for Tenant’s purposes and it shall require more than one hundred eighty (180) days for Landlord to substantially complete restoration of same as reasonably concurred on by Tenant, then either party hereto upon written notice delivered within thirty (30) days of the fire or other casualty to the other party may terminate this Lease, in which case the Rent shall be apportioned and paid to the date of said fire or other casualty. Subject to the foregoing, no compensation, or claim, or diminution of Rent will be allowed or paid, by Landlord, by reason of consequential damages, inconvenience, annoyance, or injury to business, arising from the necessity of repairing the Premises or any portion of the Building of which they are a part, however the necessity may occur.

14.     MAINTENANCE AND REPAIRS:

(a)     Subject to Tenant’s responsibilities set forth in Paragraph 14 (d), Landlord shall keep the Building and all machinery, equipment and fixtures attached to, or used in connection with the operation of the Building, including all electrical, heating, mechanical, sanitary, sprinkler, utility, power, plumbing, cleaning, refrigeration, ventilating, air conditioning and elevator systems and equipment (excluding, however, lines, improvements, systems and machinery for water, gas, steam and electricity owned and maintained by any public utility company or governmental agency or body and excluding also any of Tenant’s property) in good order and repair, consistent with similar properties in the Sterling, Virginia area. Landlord reserves the right of access to the Premises for the purposes of such operation, cleaning, maintenance, safety, security and repairs, and agrees that it shall use reasonable efforts (except in the case of emergency) to provide reasonable advance notice to Tenant of its intent to enter the Premises for such purposes. The cost for maintaining the Building and Premises in good order and repair as contemplated by this paragraph 14 (a) shall be an Operating Cost for purposes of paragraph 11 hereof. There shall be no abatement in rents due and payable hereunder and no liability on the part of Landlord by reason of any inconvenience, annoyance or disruption arising from Landlord’s making reasonable repairs, additions or improvements to the Building or Premises in accordance with its obligations hereunder. Notwithstanding the above, if, pursuant to this Lease, Landlord performs any work or interrupts any service that Landlord is required to supply, Landlord agrees to cooperate with the reasonable requests of Tenant to perform such work, or to schedule such service interruption, as the case may be, in a manner designed to minimize, to the extent practicable, any interference with Tenant’s business, provided Tenant’s requests do not increase the cost to Landlord of performing such work (unless Tenant agrees in writing prior to the commencement of such work to reimburse Landlord for any such additional costs). Notwithstanding the foregoing, if Landlord’s performance of its work in the demised premises, or interruption of services, as the case may be, during regular business hours results in a material interruption in Tenant’s business operations in a material portion of the Premises and requires Tenant to cease its business operations in the affected portion of the Premises for more than five (5) consecutive business days, then unless Landlord performs such work or interrupts such service at other than regular business hours without charge to Tenant, the Rent shall be abated pro rata based on the area so affected for each business day in excess of five (5) consecutive business days that such cessation shall continue. Except to the extent expressly permitted by this Lease, Tenant will not do or permit anything to be done in the Premises or the Building of which they form a part or bring or keep anything therein which shall in any way increase the rate of fire or other insurance for said Building, or on the property kept therein, or obstruct, or interfere with the rights of other tenants, or in any way injure or annoy them, or those having business with them, or conflict with them or conflict with the fire laws or regulations, or with any insurance policy upon said Building or any part thereof, or with any statutes, rules or regulations enacted or established by the appropriate governmental authority. If any increase in the rate of fire insurance or other insurance is stated by any insurance company or by any insurance rate bureau due to any activity or equipment of Tenant, such statement shall be conclusive evidence that the increase in such rate is caused by such activity or equipment, and Tenant shall be liable for such increase and shall reimburse Landlord therefor upon demand, and any such sum shall be considered additional rent payable hereunder. Landlord shall use commercially reasonable efforts to notify Tenant of any such increase in rates occurring as a result of Tenant’s activities, in order that Tenant might consider modifying or discontinuing such activities so as to avoid, reduce, or reverse such increase.

In the event Landlord elects to make substantial improvements or additions to the Building, Property or Premises, such improvements or additions shall not adversely affect Tenant’s use of or access to the Premises unless Landlord has obtained the prior written consent of Tenant, which consent shall not be unreasonably withheld, to make such improvements or additions which affect Tenant’s Premises in an adverse manner. Landlord shall be free to make improvements or additions to the Building, Property or Premises which do not have an adverse effect on Tenant’s use of or access to the Premises.

(b)     After substantial completion of Building or Premises, except as hereinafter expressly set forth Tenant will not make any alterations, installments, changes, replacements, additions or improvements, collectively “Alterations”, in or to the Premises or any part thereof, without the prior written consent of Landlord, not to be unreasonably withheld or delayed. If Landlord affords its consent to such Alterations, Landlord shall elect, at the time it affords its consent, whether Tenant shall be required to remove such Alterations and restore the Premises to their original condition upon the expiration of the Term, and said written consent shall include Landlord’s election. It is expressly understood that all Alterations shall be performed in a good and workmanlike manner and shall conform to all rules and regulations established from time to time by any applicable underwriter’s association and conform to all requirements of local, state and federal governments. All Alterations shall be made at Tenant’s sole expense, by contractors, or subcontractors reasonably approved by Landlord, and only after (i) Tenant has obtained all necessary permits from governmental authorities and (ii) Tenant has submitted complete plans and specifications to Landlord with respect to the Alterations and Landlord has approved them, which approval shall not be unreasonably withheld, conditioned or delayed. If any mechanic’s lien is filed against the Premises or the Building for work or materials furnished to Tenant, the lien shall be discharged or bonded off by Tenant, solely at Tenant’s expense, within thirty (30) days after Tenant receives notice thereof. Tenant shall indemnify and hold harmless Landlord from any and all expenses (including attorney’s fees), liens and claims or damage to persons, property, or the Building which may arise from the making of any Alterations. Tenant will deliver to Landlord a complete set of “as-built” plans showing the approved Alterations. Notwithstanding anything contained herein, ordinary and typical office decorations, painting and carpeting shall not be included within the definition of “Alterations” which require Landlord’s prior approval.

It is also expressly understood that all Alterations upon the Premises (whether with or without Landlord’s consent), shall at the election of Landlord, as provided in the written consent required herein above, remain upon the Premises and be surrendered with the Premises at the expiration of this Lease without disturbance, molestation or injury. Notwithstanding the foregoing, provided (i) this Lease is in full force and effect, and (ii) that Tenant shall not then be in default in the performance of any obligation under this Lease, Tenant shall have the right to remove, prior to the expiration or termination of this Lease, all movable furniture, fixtures or equipment installed in the Premises solely at Tenant’s expense. Should Landlord elect that alterations, installments, changes, replacements, additions to or improvements made by Tenant are not to remain on the Premises, Tenant hereby agrees that within five (5) days following the expiration of the term of this Lease, Landlord shall have the right to cause same to be removed at Tenant’s sole cost and expense. Tenant hereby agrees to reimburse Landlord for the reasonable cost of such removal together with the cost of restoring the Premises to its original condition.

(c)     Tenant shall not install any other equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to the water supply system, sewer system, the components of the Building Shell as identified in Exhibit B hereto or the electrical system of the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. In the event that Tenant wishes to install machinery or mechanical equipment which may cause noise or vibration to be transmitted to the structure of the Building or any space therein, such machinery shall be installed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration. Tenant may, at its expense, install and remove additional equipment and machinery used or useful in Tenant’s business, which equipment and machinerv shall remain the property of Tenant and shall not become part of the real estate, provided that such installation shall not reduce the value of the Premises or its usefulness. Any equipment of Tenant not removed by Tenant within ten (10) days after the expiration or earlier termination of this Lease shall be considered abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without first giving notice thereof and without obligation to account therefor. Notwithstanding any other provision of this Lease, Tenant may not install any equipment which emits electromagnetic, microwave, ultrasonic, laser, or other radiation at levels which Landlord reasonably determines causes a risk to persons or property, or interferes with telecommunications transmissions or computer use.

(d)     Subject to Landlord’s obligations to maintain and repair the Premises in accordance with this Paragraph 14, Tenant agrees that it will take good care of the Premises and the fixtures therein and will, at the expiration or other termination of the term hereof, surrender and deliver up the same in like good order and conditions as the same now is or shall be at the commencement of the Term hereof, ordinary wear and tear excepted. Without limiting the generality of the foregoing, Tenant shall promptly make all repairs to the Premises or to any part of the Building, to the extent such repairs are not covered by insurance and if such repairs are necessitated by any act or omission of Tenant, any subtenant, assignee or concessionaire of Tenant, any of its respective agents or employees, or by the failure of Tenant to perform any of its obligations under this Lease.

15.     PARKING AND LOADING AREAS.

(a)     During the Term of this Lease, and any renewal thereof, Tenant shall have, without charge, the right to utilize thirty one (31) vehicle parking spaces in the Building’s parking facilities on a nonexclusive basis with other tenants of the Building, upon such non-financial terms and conditions as may from time to time be established by Landlord. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants, provided that Tenant shall at all times have a right to use its pro rata share of parking spaces within the parking facilities, including the right to a pro rata number of reserved parking spaces, if any. It is understood and agreed that Landlord assumes no responsibility, and shall not be held liable, unless caused by Landlord’s negligence, for any damage or loss to any automobiles parked in the parking facilities or to any personal property located therein, or for any injury sustained by any person in or about the parking facilities.

(b)     During the Term of this Lease, and any renewal thereof, Tenant shall have, without charge, the right to utilize the paved areas adjacent to the Premises which have been designed and constructed for use as loading docks to serve the Premises and to provide access to the drive in door in the Premises. Landlord shall not be liable to Tenant as a result of any inability of Tenant to access such docks or drive in door due to the parking of vehicles in the vicinity of such loading docks and drive in area, or otherwise. Tenant may, at its sole expense, and subject to the reasonable approval of Landlord as to size, design, color, content and location, post signs on the exterior of the Premises to attempt to restrict parking in the vicinity of such loading docks and drive in area.

16.     SIGNAGE. Tenant shall be entitled to install, at its sole expense, one (1) building mounted exterior sign on the side of the Building which faces in the direction of Davis Drive, providing identification of Tenant at Tenant’s expense, subject to Landlord’s reasonable approval as to location, design, color, lighting, and specifications, and to applicable Loudoun County regulations.

17.     EVENT OF DEFAULT.

(a)     Definition. As used in the provisions of this Lease, each of the following events shall constitute, and is hereinafter referred to as, an “Event of Default”:

(i)     If Tenant (1) fails to pay Rent, Additional Rent or any other sum which Tenant is obligated to pay by any provision of this Lease, when and as it is due and payable hereunder and without demand therefor, or (2) in any material respect violates any of the terms, conditions or covenants set forth in the provisions of this Lease; or

(ii)     If Tenant (1) applies for or consents to the appointment of a receiver, trustee or liquidator of Tenant or of all or a substantial part of its assets, (2) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they come due, (3) makes an assignment for the benefit of its creditors, (4) files a petition or an answer seeking a reorganization or an arrangement with creditors, or seeks to take advantage of any insolvency law, (5)

performs any other act of bankruptcy, or (6) files an answer admitting the material allegations of a reorganization insolvency proceeding.

(iii)     If an order of relief or other order, judgement or decree is entered by any court of competent jurisdiction adjudicating Tenant as insolvent, or otherwise entitled to the protection of or subject to any bankruptcy statute, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of Tenant or otherwise commence with respect to Tenant or any of its assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and if such order, judgement, decree or proceeding continues unstayed for more than sixty (60) consecutive days after the expiration of any stay thereof.

(b)     Notice to Tenant, Grace Period. Anything contained in the provisions of this Paragraph to the contrary, notwithstanding, upon the occurrence of an Event of Default Tenant shall not be deemed to be in default, and Landlord shall not exercise any right or remedy which it holds under any provision of this Lease or under applicable law unless and until;

(i)     Landlord has given written notice thereof to Tenant, and

(ii)     Tenant has failed, (I) if such Event of Default consists of the failure to pay money, within five (5) calendar days after the date Landlord presents notice to pay all of such money, together with interest thereon and any late payment charge which may be due hereunder of five per cent (5%) levied on all monies due to Landlord as of the Notice of Default in accordance with Paragraph 3(g), or (2) if such Event of Default consists of something other than the failure to pay money, within fifteen (15) business days thereafter to commence actively, diligently and in good faith to proceed to cure such Event of Default and to continue to do so until it is fully cured; provided however, if Tenant commences to cure such default during such fifteen (15) day period, and such default cannot be cured within such period despite diligent effort, Tenant shall be afforded such additional time as may reasonably required to affect a cure provided that Tenant continues to diligently pursue such cure.

(iii)     No such notice shall be required, and Tenant shall be entitled to no such grace period, more than twice with respect to monetary default during each twelve (12) month period of the Term, or (2) if Tenant has substantially terminated or is in the process of substantially terminating its continuous occupancy and use of the Premises for the purpose set forth in the provisions of Paragraph 5, or (3) if any Event of Default enumerated in the provisions of Paragraphs, 17(a)(ii) or 17(a)(iii) has occurred.

(c)     Landlord’s Rights upon Event of Default. Upon the occurrence of an Event of Default, Landlord, at its option, may terminate this Lease or pursue any and all other remedies available to it under the laws of the Commonwealth of Virginia, including, by way of example rather than of limitation, the rights to

(i)     re-enter and repossess the Premises, with lawful force, and any and all improvements thereon and additions thereto;

(ii)     immediately recover an amount equal to the present value (as of the date of Tenant’s default) of the Base Rent and Additional Rent which would have become due through the date on which the Lease Term would have expired but for Tenant’s default, which damages shall be payable to Landlord in a lump sum on demand. For purposes of this Section, present value shall be computed by discounting at a rate equal to one (1) whole per cent point above the “prime rate” then in effect at Morgan Guaranty Trust Company of New York, and collect such balance in any manner not inconsistent with applicable low; and/or

(iii)     relet any or all of the Premises for Tenant’s account for any or all of the remainder of the Lease Term, or pay to Landlord, any deficiency in the Rent and any other sum which Tenant is obligated to pay resulting, with respect to such remainder, from such reletting, as well as the out-of-pocket cost to Landlord of any reasonable fees relating to reletting of the Premises including but not limited to construction costs, brokerage fees, reasonable attorney’s fees or of any repairs or other action (including those taken in exercising Landlord’s rights under any provision of this Lease) taken by Landlord on account of such Event of Default.

(d)     Right of Landlord to Cure Tenant’s Default. If Tenant defaults in the performance of any of its obligations under this Lease, then Landlord shall have the right (but not the duty) to perform such obligation, and Tenant shall reimburse Landlord for any costs and expenses thereby incurred, together with interest thereon at that rate per annum which is two per cent (2%) greater than the “prime rate” then in effect at Morgan Guaranty Trust Company of New York, from the date such costs and expenses are incurred by Landlord to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute Additional Rent hereunder, which shall be due and payable with the next monthly installment of Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

(e)     Lien on Personal Property. As security for all of Tenant’s obligations under this Lease, Tenant hereby grants to Landlord a Uniform Commercial Code Security interest in all of Tenant’s tangible and intangible personal property now or hereafter located upon the Premises. Landlord may enforce its security interest pursuant to any applicable law then in effect. Tenant shall, within five (5) days after request, execute any document, including financing statements, required by Landlord to perfect the security interest herein provided. The security interest provided herein shall be in addition to, and not in lieu of, any common law or statutory Landlord lieu provided under applicable law, and Landlord’s rights and remedies provided in this section shall be in addition to, and not in lieu of, any other rights and remedies available to Landlord pursuant to the terms of this Lease or pursuant to applicable law. Provided, however, that Landlord’s lien (i) shall be subordinate to any purchase money financing for the acquisition of such items as good, wares, equipment, fixtures and furniture used in the ordinary course of business, or to any blanket lien on Tenant’s assets granted by Tenant to secure Tenant’s obligations for credit extended to Tenant by an institutional lender, and (ii) shall be waived with respect to items leased by Tenant under bona fide lenses; Landlord shall execute such documents as Tenant may reasonably request to confirm the subordination and/or waiver of its security interest as provided herein.

(f)     No Waiver. If Landlord institutes legal proceedings against Tenant as to any matter under this Lease and a compromise or settlement is made, Landlord shall not be deemed to have waived any rights under this Lease except as explicitly set forth in a written agreement signed by Landlord evidencing such compromise or settlement. No waiver by Landlord of any breach of any covenant, condition, or agreement in this Lease shall operate as a waiver of such covenant or condition itself or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of Rent herein stipulated shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check prepayment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in the Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

18.       HOLDING OVER. Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, because Landlord will (a) require an extension period to locate a replacement tenant, and (b) plan its entire leasing and renovation program for the Building in reliance on its lease expiration dates. Tenant also acknowledges that if Tenant fails to surrender the Premises at the expiration or earlier termination of the Lease Term, then it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the Base Rent and Additional Rent that would have been payable had the Lease Term continued during such holdover period. Therefore, if Tenant (or anyone claiming through Tenant) does not immediately surrender the Premises or any portion thereof upon the expiration or earlier termination of the Lease Term, then the rent shall be increased to equal One Hundred Fifty per cent (150%) of the Base Rent, plus Additional Rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued such holdover period. Such rent shall be computed by Landlord on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Notwithstanding any other provision of this Lease, Landlord’s acceptance of such rent shall not in any manner adversely affect Landlord’s other rights and remedies, including Landlord’s right to evict Tenant and to recover all damages. Any holdover shall be deemed to be a tenancy-at-sufferance and not a tenancy-at-will or tenancy from month-to-month; provided, however, that Landlord may, in addition to its other remedies, elect, in its sole discretion, to treat such holdover as the creation of a month-to-month tenancy with Tenant. In no event shall any holdover be deemed a permitted extension or renewal of the Lease Term, and nothing contained herein shall be construed to constitute Landlord’s consent to any holdover or to give Tenant any right with respect thereto. Except as otherwise specifically provided in this Article, all terms of this Lease shall remain in full force and effect during the holdover period.

19.       LANDLORD’S RIGHT OF ENTRY. Landlord and its agents shall be entitled to enter the Premises at any reasonable time, using commercially reasonable efforts to afford no less than twenty four (24) hours prior notice, and to coordinate such entry so as to be accompanied by a representative of Tenant, except in emergency,

(a)     To inspect the Premises;

(b)     To exhibit the Premises to any existing or prospective purchaser or mortgagee thereof or, during the last nine (9) months of the Term, any prospective tenant thereof;

(c)     To make any reasonable and necessary alteration, improvement or repair to the Premises; or

(d)     For any other reasonable purpose relating to the operation or maintenance of the Premises; provided, that Landlord shall (i) give Tenant reasonable prior notice of its intention to enter the Premises, except in the case of emergency, and (ii) use reasonable efforts to avoid thereby interfering any more than is reasonably necessary with Tenant’s use and enjoyment thereof.

20.       LIABILITY, TENANT’S INDEMNITY, INSURANCE.

(a)     Landlord shall not be liable for, and Tenant shall indemnify and hold Landlord harmless from and against, any injury, loss or damage of whatever nature to any persons or property arising within the Premises unless caused by the willful or gross negligent act or omission of Landlord, its agents, employees or contractors. Commencing with the date on which the Premises are made available to Tenant and continuing thereafter throughout the Lease Term, Tenant shall maintain, at its sole expense, (i) general comprehensive public liability insurance, including bodily injury, property damage or other loss, insuring Tenant, Landlord, Landlord’s Lender, Landlord’s Ground Lessor and Landlord’s appointed agent with respect to the Premises and their appurtenances, in a company or companies reasonably satisfactory to Landlord, in an amount not less than Three Million Dollars ($3,000,000), (ii) all-risk property and casualty insurance, including theft, written at replacement cost value and with replacement cost endorsement, covering all of Tenant’s personal property in the Premises, and (iii) if, and to the extent required by law, worker’s compensation or similar insurance offering statutory coverage and containing statutory limits. Such policies shall be maintained in companies and in form reasonably acceptable to Landlord and will be written as primary policy coverage and not contributing with, or in excess of, any coverage Landlord shall carry. On or before the Commencement Date, Tenant shall deliver to Landlord certificates issued by the insurance company or companies certifying that insurance in at least the amount set forth above, naming Landlord, Landlord’s lender and Ground Lessor as an additional insured, is in full force and effect for one (1) year, and provide for at least thirty (30) days written notice to Landlord.

In addition, Tenant shall require any contractor retained by it to perform any Alteration to carry and maintain at Tenant’s or such contractor’s expense (and furnish the policy, policies or certificates thereof to Landlord, Landlord’s lender and Ground Lessor) during such times as contractor is working in the Premises, (i) comprehensive general liability insurance policy, including, but not limited to, contractor’s liability coverage, contractual liability coverage, complete operations coverage, broad form property damage endorsement and contractor’s protective liability coverage, to afford protection with limits per person and for each occurrence, of not less than One Million ($1,000,000), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for no deductible, to name Landlord, Landlord’s lender and Ground Lessor as additional insureds and (ii) worker’s compensation insurance or similar insurance in form and amounts as required by law.

Landlord shall maintain insurance coverage for the Building, the cost of such insurance shall be an Operating Cost for purposes of paragraph 11 hereof, in such amounts and with such carriers as shall be reasonable and necessary from time to time including (a) fire insurance, with standard extended coverage endorsement including demolition costs, increased costs of construction, and contingent liability from changes in building codes on the Premises, in an amount not less than the full replacement value from time to time of the Premises; (b) flood insurance in an amount Landlord may from time to time reasonably require, if the Premises are located in an area designated as “flood prone” pursuant to the national Flood Insurance Act of 1968 and the Flood Disaster Protection Act; (c) difference-in-conditions coverage (including flood and earthquake to the extent available) to the extent not covered under (a) and (b) above, in an amount Landlord from time to time may reasonably require; (d) rental value insurance in an amount equal to one (1) year gross rent; (e) steam boiler and machinery breakdown direct damage insurance and third-party liability coverage (if applicable and if not covered under the comprehensive general liability policy), with full comprehensive coverage on a repair and replacement cost basis, for all boilers and machinery which form a part of the Premises, including business interruption insurance in connection therewith in accordance with (d) above; and (f) such other insurance as Landlord may require against such other insurable hazards which at the time are customary and prudent under the circumstances.

(b)     All damages to the Premises or the Building of which they are a part, caused by Tenant, or the agents, servants, employees and invitees of Tenant, will be repaired by Landlord at the expense of Tenant, to the extent not covered by insurance proceeds, with the right on the part of Landlord to elect in its discretion to regard the same as Additional Rent, in which event such cost or charge shall become Additional Rent payable with the installment of Rent next becoming due or thereafter falling due under the terms of this Lease. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord has or may have in said circumstances.

(c)     All personal property of Tenant in the Premises or in the Building of which the Premises is a part shall be at the sole risk of Tenant. Landlord shall not be liable for any accident to or damage to the property of Tenant resulting from the use or operation of the heating, cooling, electrical or plumbing apparatus or any other cause whatsoever. Landlord shall not be liable in damages, nor shall this Lease be affected, for conditions arising or resulting, and which may affect the Building of which the Premises is a part, due to construction on contiguous premises unless such construction renders the Premises untenantable or practical use for Tenant’s purposes.

(d)     Landlord assumes no liability or responsibility whatsoever to the conduct and operations of the business to be conducted in the Premises. Landlord shall not be liable for any accident to or injury to any person or persons or property in or about the Premises which are caused by the conduct and operation of said business or by virtue of equipment or property of Tenant in said Premises.

(e)     Except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees, Landlord shall have no liability to Tenant, its employees, agents, invitees, licensees, customers, clients, family members or guests for any damage, compensation or claim arising from the necessity of repairing any portion of the Premises or the Building, any interruption in the use of the Premises, accident or damage resulting from the use or operation (by Landlord, Tenant or any other person) of heating, cooling, electrical or plumbing equipment or apparatus, or from untenantability of the Premises resulting from fire or other casualty subject to Paragraph 13, or from any robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into or flow from any part of the Premises, or from drains, pipes or plumbing work in the Building, or from any other cause whatsoever. Any goods, property or personal effects, stored or placed by Tenant in or about the Premises shall be at the risk of Tenant, and Landlord shall not in any manner be held responsible therefor. The employees of Landlord are prohibited from receiving any packages or other articles delivered to the Premises for Tenant, and if any such employee receives any such package or article, at the request of Tenant, such employee shall be the agent of Tenant for such purposes and not of Landlord.

21.     WAIVER OF SUBROGATION. If either party hereto is paid any proceeds under any policy of insurance naming such party as an insured (or would be paid such proceeds if it had maintained all of the insurance coverages it is required under this Lease to maintain), on account of any loss, damage or liability, then such party hereby releases the other party hereto, to and only to the extent of the amount of such proceeds, from any and all liability for such loss, damage or liability, notwithstanding that such loss, damage or liability, may arise out of the negligent act or omission of the other party, its agents or employees, provided, that such release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance of the releasing party provides that such release shall not impair the effectiveness of such policy or the insured’s ability to recover thereunder. Each party hereto shall use reasonable efforts to have a clause to such effect included in its said policies, and shall promptly notify the other in writing if such clause cannot be included in any such policy, in which event neither party hereto shall be required to have its said insurance policies contain such a clause and to the provisions of this Paragraph shall be of no further force or effect.

22.       EMINENT DOMAIN.

(a)     If any or all of the Premises are taken by the exercise of any power of eminent domain or are conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which is hereinafter referred to as a ‘Condemnation”), Landlord, subject to subparagraph (c) below shall be entitled to collect from the condemning authority thereunder the entire amount of any award made in any such proceeding or as consideration for such deed, without deduction therefrom for any leasehold or other estate held by Tenant by virtue of this Lease.

(b)     Tenant, subject to subparagraph (c) below hereby (i) assigns to Landlord all of Tenant’s right, title and interest, if any, in and to any such award, (ii) waives any right which it may otherwise have in connection with such Condemnation, against Landlord or such condemning authority, to any payment for (a) the value of the then unexpired portion of the Term, (b) leasehold damages (except the unamortized portion of any improvements paid for by Tenant and title to which is retained by Tenant, provided such amount does not diminish and/or delay any award or payment which Landlord would otherwise receive as a result of such condemnation), and (c) any damage to or diminution of the value of Tenant’s leasehold interest hereunder or any portion of the Premises not covered by such Condemnation; and (iii) agrees to execute any and all further documents which may be required in order to facilitate the Landlord’s collection of any and all such awards.

(c)     Notwithstanding the foregoing provisions of this Paragraph, Tenant may seek a separate award pursuant to Section 25-46.21: 1 of the Code of Virginia, as amended, so long as such separate award in no way diminishes and/or delays any award or payment which Landlord would otherwise receive as a result of such Condemnation.

23.       EFFECT OF CONDEMNATION.

(a)     If (i) all of the Premises or parking lot, are covered by a Condemnation, or (ii) if any part of the Premises is covered by a Condemnation and the remainder thereof is insufficient for the reasonable operation therein of Tenant’s business, or (iii) any of the Building is covered by a Condemnation and, in Landlord’s reasonable opinion, reasonably concurred in by Tenant, it would be impractical to restore the remainder thereof, then, in any such event, the Term shall terminate on the date upon which possession of so much of the Premises as is covered by such Condemnation is taken by the condemning authority thereunder, and all Rent (including, by way of example rather than of limitation, any Operating Costs payable pursuant to the provisions of Paragraph 11), taxes, and other charges payable hereunder shall be prorated and paid to such date.

(b)     If there is a Condemnation and the Term does not terminate pursuant to the foregoing provisions of this Paragraph, the operation and effect of this Lease shall be unaffected by such Condemnation, except that the Base Monthly Rent payable under the provisions of Paragraph 3 shall be reduced in proportion to the square footage, if any, of the Premises covered by such Condemnation; to the extent that the Condemnation covers a portion of the parking lot, the Base Monthly rent shall be reduced in an amount equal to the loss of value which Tenant can establish results from such Condemnation.

(c)     If there is a Condemnation, Landlord shall have no liability to Tenant on account of any (i) interruption of Tenant’s business upon the Premises, (ii) diminution in Tenant’s ability to use the Premises, or (iii) other injury or damage sustained by Tenant as a result of such Condemnation.

(d)     Except for any separate award to Tenant under the provisions of Paragraph 23, Landlord shall be entitled to conduct any such condemnation proceeding and any settlement thereof free of interference from Tenant, and Tenant hereby waives any right which it might otherwise have to participate therein.

24.       MECHANIC’S AND MATERIALMEN’S LIENS. Excluding labor or materials provided in connection with the construction of the Building by Landlord, Tenant shall bond, remove or have removed any mechanic’s, materialmen’s or other lien filed or claimed against any or all of the Premises, by reason of labor or materials provided for or at the request of Tenant of any of its contractors or subcontractors within thirty (30) days of notice of filing said lien.

25.       QUIET ENJOYMENT. Landlord hereby covenants that Tenant, on paying the Rent and performing the covenants set forth herein, shall without interference from Landlord peaceably and quietly hold and enjoy, throughout the Term, (i) the Premises, and (ii) such rights as Tenant may hold hereunder with respect to the Premises.

26.       SURRENDER.

(a)     Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in good order, cleanliness and repair, ordinary wear and tear excepted.

(b)     Subject to Paragraph 14(c) hereof, any and all improvements, repairs, alterations and all other property attached to, used in connection with or otherwise installed upon the Premises (i) shall, immediately upon the completion of the installation thereof, be and become Landlord’s property without payment therefor by Landlord, and (ii) shall be surrendered to Landlord upon the expiration or earlier termination of the Term, except that any machinery, equipment or trade fixtures installed by Tenant and used in the conduct of Tenant’s trade or business (rather than to service the Premises) shall remain Tenant’s property and shall be removed by Tenant within five (5) days after the expiration or earlier termination of the Term, and Tenant shall promptly and thereafter fully restore any of the Premises or the Building damaged by such installation or removal thereof.

27.     SUBORDINATION. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages and/or deeds of trust which may now or hereafter affect such leases or the real property of which the Premises form a part, and to all renewals, modifications, consolidations, re-castings, replacements and extensions thereof. If a written subordination agreement consistent with the foregoing shall be required by any such mortgagee or ground lessor, Tenant agrees to execute the same within fifteen (15) days of Landlord’s request. At the option of any landlord under any ground or underlying lease to which this Lease is now or may hereafter become subject to or subordinate, Tenant agrees that neither the cancellation nor termination of such ground or underlying lease shall by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder, and Tenant covenants and agrees to attorn to such landlord or any successor to Landlord’s interest in such ground or underlying lease and in that event, this Lease shall continue as a direct lease between Tenant herein and such Landlord or its successor; and, in any case, such Landlord or successor under such ground or underlying lease shall not be bound by this Lease or any amendment or modification of this Lease unless, prior to the termination of such ground or underlying lease, a copy of this Lease or amendment or modification thereof, as the case may be, shall have been delivered to such landlord or successor, and approved thereby. Landlord agrees to use commercially reasonable efforts to obtain a reasonably acceptable subordination, non-disturbance and attornment agreement from any future ground lessor, or any future holder of a mortgage or deed of trust to which this Lease is subordinate.

28.     ESTOPPEL CERTIFICATE. Landlord and Tenant agree from time to time, upon not less than fifteen (15) days’ prior written notice by the other party, to execute, acknowledge and deliver to such party or to any existing or prospective owner or mortgagee of the Building or land upon which such Building has been built, or any interest in either, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, stating the modifications and that the Lease is in full force and effect as modified), (ii) stating the dates to which the Rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not, to the knowledge of such party, the other party is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which such party may have knowledge, (iv) stating that Tenant shall give notice to any mortgagee prior to seeking to terminate the Lease by reason of any act or omission of Landlord until such mortgagee has reasonable time, at its option, to remedy such act or omission, and (v) stating the address to which notices to Tenant, or Landlord, as the case may be, should be sent. Any such statement may be relied upon by any existing or prospective owner or mortgagee of the Building or aforesaid land or any interest in either or any assignee of any such person.

29.     NOTICES. Any notice, demand, consent, approval request or other communication or document to be provided hereunder to a party hereto, shall be in writing and shall be deemed to have been provided after being sent by certified or registered mail, return receipt requested, in the United States mail or by personal delivery or commercial courier, against receipt. Any and all notices or other communications to Landlord and Tenant shall be given as follows:

Landlord:	TransDulles Center, Inc.
c/o The Mark Winkler Company
4900 Seminary Road, Suite 900
Alexandria, Virginia 22311
Attn: Michael D. Lynch, President

Copy to:	TransDulles Center, Inc.
c/o J.P. Morgan Investment Management, Inc.
522 Fifth Avenue at 44th Street
New York, New York 10036

Tenant:	Glen Research Corporation
Attn: Margaret Mackie

Address Prior to Occupancy:
44901 Falcon Place, Suite 113
Sterling, Virginia 20166

Address Following Occupancy:
22825 Davis Drive
Sterling, Virginia 20164

Either party may hereafter designate a new address for notice purposes, by giving notice as provided hereunder.

30.       GENERAL.

(a)     Complete Understanding. This Lease, including without limitation, all Exhibits represents the complete understanding between the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, warranties, statements or agreements, either written or oral, between the parties hereto as to the same.

(b)     Amendment. This Lease may be amended by and only by an instrument executed and delivered by each party hereto.

(c)     Applicable Law. This Lease shall be given effect and construed by application of the laws of the Commonwealth of Virginia.

(d)     Time of Essence. Time shall be of the essence of this Lease.

(e)     Headings. The headings of the Paragraphs and subparagraphs hereof are provided herein for and only for convenience or reference, and shall not be considered in construing their contents.

(f)     Exhibits. Each writing or plat referred to herein as being attached hereto as an exhibit or otherwise designated herein as an exhibit hereto is hereby made a part hereof.

(g)     Severability. No determination by any court, governmental body or otherwise that any provision of !his Lease or any amendment hereof is invalid or unenforceable in any instance shall affect the validity of enforceability of (a) any other provision thereof, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

(h)     Definition of “Landlord”. As used herein, the term “Landlord” means the entity hereinabove named as such, and its successors and assigns.

(i)     Definition of “Tenant”. As used herein, the term “Tenant” means the entity hereinabove named as such, and its successors and assigns. If Tenant’s successor or assign is at any time is one or more individuals, the term “Tenant” shall include the heirs and personal representatives of such individual(s). Whenever two or more parties constitute Tenant, all such parties shall be jointly and severally liable for the performance of Tenant’s obligations hereunder.

(j)     It is agreed that all rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, executors, administrators, successors and assigns.

(k)     Landlord warrants that it is the ground Lessee of the Premises and has the full right and authority to make this Lease. Landlord hereby releases the Premises to Tenant in accordance with the provision of this Lease. Tenant hereby accepts this Lease.

(l)     Force Majeure. In the event that Landlord or Tenant shall be delayed, or hindered, or prevented from the performance of any act required hereunder (except for the payment of monies), by reason of government restrictions, scarcity of labor or materials, or for other reasons beyond its reasonable control, the performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

(m)     Recordation. The parties agree to execute a short form of this Lease, which may, at Landlord’s sole option, he recorded among the land records of the jurisdiction where the Premises are located. The expense thereof shall be borne by Landlord.

(n)     Tenant’s Corporate Authority. Tenant hereby warrants and represents that each individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease and that Tenant is a duly organized corporation under the laws of the State of its incorporation, is qualified to do business in the Commonwealth of Virginia, and has the power and authority to enter into this Lease, and that all corporate action requisite to authorize Tenant to enter into this Lease has been duly taken.

(o)     Commission. Landlord and Tenant warrant that they have not had any dealings with any realtor, broker or agent in connection with the negotiation of this Lease, except for Julien J. Studley, Inc. and The Mark Winkler Company (“Brokers’) whose commission shall be paid for by Landlord pursuant to the terms of a separate agreement between Landlord and the Brokers. Should any claim for a commission be established by any other broker or agent, the parties hereby expressly agree to hold one another harmless with respect thereto to the extent that one or the other is shown to have been responsible for the creation of such claim.

(p)     No Representations By Landlord. Tenant acknowledges that neither Landlord or any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, assessments or licenses are acquired by Tenant except as herein expressly provided.

(q)     Authority of Landlord. Landlord hereby represents and warrants that it is a limited partnership duly organized and in good standing under the laws of the Commonwealth of Virginia, that each individual or entity executing this Lease on behalf of Landlord is authorized to do so, and that all action necessary to authorize Landlord to enter into this Lease has been duly taken.

(r)     Third-Party Consents. Landlord hereby represents and warrants that (i) the execution and delivery of this Lease by Landlord, and the performance of Landlord’s obligations hereunder, do not conflict with or result in any breach under the terms of Landlord’s partnership agreement or any agreement to which Landlord is a party or by which Landlord or the Premises is bound and (ii) all consents of any third parties, including without limitation any ground lessor or mortgagee of the Premises, required in connection with the execution and delivery of this lease have been obtained by Landlord, and Landlord shall furnish evidence of such consents.

(s)     Litigation. The prevailing party shall recover all reasonable attorney’s fees and costs incurred by or on behalf of such prevailing party if (a) either party institutes litigation for a breach of the terms and conditions of this Lease, (b) either party institutes litigation for possession of the Premises, (c) either party is made party to litigation instituted by a third party relating to Premises. Such attorney’s fees and costs may be levied against the party whose conduct necessitated the use of an attorney whether or not litigation is prosecuted to judgement.

(t)     Assignment by Landlord. Landlord may freely assign its interest hereunder. The term “ Landlord” as used herein shall be deemed to be related only to a person or entity during the time of his or its ownership of Landlord’s interest in this Lease.

(u)     LANDLORD, TENANT AND ANY GUARNATORS WAIVE TRIAL BY JURY IN ANY ACTION, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH LANDLORD-TENANT RELATIONSHIP, TENANT’S USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE. Tenant consents to service of process and any pleading relating to any such action at the Premises; provided, however, that nothing herein shall be construed as requiring such service at the Premises. Landlord, Tenant and all Guarantors waive any objection to the venue of any action filed in any court filed in any court situated in the jurisdiction in which the Building is located and waive any right under the doctrine of forum non conveniens or otherwise to transfer any such action filed in any such court to any other court.

31.      RIGHT OF OFFER.

(a)       Provided that (i) this Lease is in full force and effect, and (ii) no material adverse change in Tenant’s financial condition has occurred, and (iii) that Tenant shall not, within the two (2) year period preceding the preceding the assignment or subletting contemplated hereby, have either (x) committed more than two monetary defaults as to which Landlord has issued a notice in accordance with the provisions of Paragraph 17 hereof, or (y) committed more than two non-monetary defaults as to which Landlord issued a notice in accordance with the provisions of Paragraph 17 hereof, and (iv) Tenant shall not be in default in the performance of any obligation under this Lease at any time between the date Tenant exercises its Right of Offer (as hereinafter defined) at the time of any notice herein contemplated, or at the commencement date (as set forth in paragraph 31 (b)(iv) below) for the Right of Offer Space (as hereinafter defined) is delivered to Tenant, Tenant shall have the right (the “Right to Offer”) during the term of the Lease to lease any space located in the Building (the “Right of Offer Space”), which becomes or Landlord receive notice will become vacant after such space has been initially let following the completion of construction of the Building, subject to any existing rights of any other tenant in any lease, and/or any option , right of extension or right of expansion heretofore granted (or hereafter granted to any present or future tenant of the Building, but only with respect to space in the Building actually occupied by such Tenant), including the rights granted to Martha Child Interiors , Inc. Landlord shall notify Tenant in writing if such Right of Offer Space is or will become available. Tenant shall then have a period often (10) business days after receipt of such notice, time being of the essence, in which to elect in writing either to lease the Right of Offer Space described in Landlord’s notice or refuse to lease the same. The Rent for the Right of Offer Space shall be equal to the then prevailing Market Rate as determined by Landlord based upon current similar transactions for space available of similar size in buildings of comparable age, location and quality in the Sterling, Virginia area, but in no event less than the terms set forth in this Lease, subject to increase as provided herein. Tenant’s Right of Offer shall be exercised only with respect to all of such Right of Offer Space offered, and not to any portion thereof. Failure of Tenant to timely respond shall automatically and conclusively be deemed refusal to lease such Right of Offer Space, and Tenant shall thereafter have no further Right of Offer with respect to such space.

(b)       If Tenant exercises its Right of Offer, Tenant shall, within thirty (30) days after Tenant delivers to Landlord notice of the exercise of such option, enter into a written agreement with Landlord modifying and supplementing this Lease as follows:

(i)	The Right of Offer Space shall be added to the definition of Premises under the Lease.

(ii)	The Lease term with respect to such Right of Offer Space shall be coterminous with the Lease term with respect to the initial Premises.

(iii)

The monthly Rent under the Lease for the Right of Offer Space shall be increased by an amount equal to the product obtained by multiplying (I) the number of square feet of net rentable area in the Right of Offer Space times (2) the rent determined in accordance with paragraph 3l(a) above. Additionally, Tenant’s pro rata share of Operating Costs shall be increased by the amount of the Operating Costs allocable to the Right of Offer Space (i.e. in the same manner as Tenant shall be responsible for Operating Costs allocable to the original Premises under this Lease).

(iv)

The commencement date for the Right of Offer Space shall be a date after Landlord’s receipt of notice of Tenant’s election to lease the Right of Offer Space which is the earlier of either (y) sixty (60) days after the prior tenant of the Right of Offer Space vacates such space, or (z) the date Tenant actually occupies the same for the conduct of business.

(v)	All other terms and conditions contained in this Lease shall apply to the Right of Offer Space as a result of Tenant’s election hereunder.

(c)      Landlord shall not be liable for the failure to give possession of the Right of Offer Space to Tenant by reason of the unauthorized holding over or retention of possession of any other tenant or occupants thereof, nor shall such failure impair the validity of this Lease nor extend the term thereof; provided, however, in no event shall Tenant be obligated to pay Rent for such Right of Offer Space until Landlord delivers Tenant possession of such space.

(d)      This Right of Offer shall terminate three hundred and sixty-five (365) days prior to the expiration of the initial Term of this Lease.

(e)      This Right of Offer is personal to Tenant. Upon any assignment or subletting of the Premises, the rights afforded to Tenant under this Paragraph 31 shall automatically terminate.

IN WITNESS WHEREOF, each party hereto has executed and ensealed this Lease, or has caused it to be executed and ensealed on its behalf by its duly authorized representatives, the day and year first above written.

ATTEST:	LANDLORD: TRANSDULLES CENTER, INC.

ILLEGIBLE	By:	ILLEGIBLE	(Seal)
	Name:	ILLEGIBLE
	Title:	VICE PRESIDENT

ATTEST:	TENANT: GLEN RESEARCH CORPORATION.

ILLEGIBLE	By:	/s/ Hugh Mackie	(Seal)
	Name:	HUGH MACKIE
	Title:	PRESIDENT